UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.____)

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First Western Financial, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 27, 2023
Dear Fellow Shareholder:
On behalf of our Board of Directors, I invite you to attend the 2023 Annual Meeting of Shareholders to be held at First Western’s corporate offices, located at 1900 Sixteenth Street, Suite 1200, Denver, Colorado 80202, on June 7, 2023 at 4:00 pm, Mountain Time.
The purposes of the meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. In addition to these matters, we will review our operating results for 2022 and plans for the year ahead.
Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment to complete, date, sign and return the enclosed proxy card as soon as possible, or use Internet or telephone voting according to the instructions on the proxy card. You may also attend and vote in person at the meeting.
We appreciate your continued support of our company and look forward to seeing you at the 2023 Annual Meeting.

Sincerely,
Scott C. Wylie

Scott C. Wylie Chairman, Chief Executive Officer and President

1900 16th Street, Suite 1200
Denver, Colorado 80202
(303) 531-8100
April 27, 2023
NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS
To the shareholders of First Western Financial, Inc.:
The 2023 Annual Meeting of Shareholders (the “annual meeting”) of First Western Financial, Inc. (the “Company”) will be held on Wednesday, June 7, 2023, at 4:00 pm, Mountain Time, at First Western’s corporate offices, located at 1900 Sixteenth Street, Suite 1200, Denver, Colorado 80202, for the following purposes:
1.    to elect eleven directors to serve on the Company’s Board of Directors until the Company’s 2024 annual meeting of shareholders or each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal;
2.    to ratify the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023; and
3.    to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Only shareholders of record at the close of business on April 13, 2023, the record date, will be entitled to receive notice of and to vote at the annual meeting. For instructions on voting, please refer to the enclosed proxy card or voting information form. A list of shareholders entitled to vote at the annual meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of 10 days prior to the annual meeting. This list also will be available to shareholders at the annual meeting.

By Order of the Board of Directors,

Scott C. Wylie
Scott C. Wylie Chairman, Chief Executive Officer and President

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Shareholders to Be Held on June 7, 2023: Our proxy statement and 2022 Annual Report are available at www.proxyvote.com.

Your Vote is Important
A proxy card is included. Whether or not you plan to attend the annual meeting, please vote by completing, signing and dating the proxy card and promptly mailing it or via the Internet pursuant to the instructions provided on the enclosed proxy card. You may revoke your proxy card in the manner described in the proxy statement at any time before it is exercised. See “About the Annual Meeting” for more information on how to vote your shares or revoke your proxy.

CAUTIONARY NOTICE ABOUT FORWARD-LOOKING STATEMENTS AND OTHER TERMS

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "should," "could," "predict," "potential," "believe," "will likely result," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "would" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control, particularly with regard to developments related to COVID-19. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2022, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our SEC filings). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings.

This proxy statement contains specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the appendix to this proxy statement.

1900 16th Street, Suite 1200
Denver, Colorado 80202
(303) 531-8100
PROXY STATEMENT FOR
2023 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 7, 2023
Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “our company,” the “Company,” or “First Western” refer to First Western Financial, Inc., a Colorado corporation, and its consolidated subsidiaries; references to “the Bank” or “our Bank” refer to First Western Trust Bank, a wholly owned subsidiary of the Company. In addition, unless the context otherwise requires, references to “shareholders” are to the holders of outstanding shares of our common stock, no par value (the “common stock”).
This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “board”) for use at the 2023 annual meeting of shareholders of the Company to be held on Wednesday, June 7, 2023 at 4:00 pm, Mountain Time, at First Western’s corporate offices located at 1900 Sixteenth Street, Suite 1200, Denver, Colorado 80202, and any adjournments thereof (the “annual meeting”) for the purposes set forth in this proxy statement and the accompanying notice of the meeting. This proxy statement, the notice of the meeting, the annual report to shareholders or Form 10-K for the year ended December 31, 2022, and the enclosed proxy card (collectively, the “proxy materials”) are first being sent to shareholders on or about May 5, 2023. You should read the entire proxy statement carefully before voting.
Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Shareholders to Be Held on June 7, 2023: Our proxy statement and 2022 Annual Report are available at www.proxyvote.com.
Pursuant to the rules promulgated by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials both by sending you a full set of proxy materials and making copies of these materials available on the Internet at www.proxyvote.com. Shareholders are encouraged to access and review the proxy materials before voting. This site will also have directions to attend the meeting and vote in person.

ABOUT THE ANNUAL MEETING
When and where will the annual meeting be held?

The annual meeting is scheduled to take place at 4:00 pm, on June 7, 2023, at First Western’s corporate offices located at 1900 Sixteenth Street, Suite 1200, Denver, Colorado 80202.
What is the purpose of the annual meeting?
At the 2023 annual meeting of shareholders, shareholders will act upon the matters outlined in the notice, including the following:
1.to elect eleven directors to serve on the Company’s Board of Directors until the Company’s 2024 annual meeting of shareholders or each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal;
2.to ratify the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023; and
3.to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Who are the nominees for directors?

The following eleven persons have been nominated for election as directors of the Company:
•Julie A. Caponi
•Julie A. Courkamp
•David R. Duncan
•Thomas A. Gart
•Patrick H. Hamill
•Luke A. Latimer
•Scott C. Mitchell
•Eric D. Sipf
•Mark L. Smith
•Scott C. Wylie
•Joseph C. Zimlich

Who is entitled to vote at the annual meeting?
The holders of record of the Company’s outstanding common stock on April 13, 2023, which is the date that the board has fixed as the record date for the annual meeting (the “record date”), are entitled to vote at the annual meeting. Each holder of record of the Company’s outstanding common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting.

How do I vote?
You may vote your shares of common stock either in person at the annual meeting or by proxy. The process for voting your shares depends on how your shares are held as described below. If you are a record holder on the record date for the annual meeting, you may vote by proxy or you may attend the annual meeting and vote in person. If you are a record holder and want to vote your shares by proxy, you may vote using any of the following methods:
•indicate on the proxy card applicable to your common stock how you want to vote and sign, date and mail your proxy card in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the annual meeting;
•go to the website www.proxyvote.com and follow the instructions for Internet voting on that website; or
•vote over the telephone by following the instructions in the proxy card.

The Company must receive your vote no later than the time the polls close for voting at the annual meeting for your vote to be counted at the annual meeting. Please note that Internet and phone voting will close at 11:59 PM Eastern Time on June 6, 2023.
Voting your shares by proxy will enable your shares of common stock to be represented and voted at the annual meeting if you do not attend the annual meeting and vote your shares in person. By following the voting instructions in the materials you receive, you will direct the designated persons (known as “proxies”) to vote your common stock at the annual meeting in accordance with your instructions. The board has appointed Scott C. Wylie and Julie A. Courkamp to serve as the proxies for the annual meeting. If you vote by Internet or telephone, you do not have to return your proxy or voting instruction card.
If your shares of common stock are held in “street name,” your ability to vote over the Internet depends on your broker’s voting process. You should follow the instructions on your broker’s or intermediary’s voting instruction card.
To vote the shares that you hold in “street name” in person at the annual meeting, you must bring a legal proxy from your broker, bank or other nominee, (1) confirming that you were the beneficial owner of those shares as of the close of business on the record date, (2) stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank or other nominee, and (3) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the annual meeting. If you fail to bring a nominee-issued proxy to the annual meeting, you will not be able to vote your nominee-held shares in person at the annual meeting.
What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name with Securitize, formerly known as Pacific Stock Transfer, Inc., the Company’s stock transfer agent, you are considered the “shareholder of record” with respect to those shares.
If your shares are held in a brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” This proxy statement and the proxy card or voting instruction card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

What constitutes a quorum for the annual meeting?
A quorum will be present at a meeting of shareholders if the holders of shares having a majority of the voting power represented by all of the issued and outstanding shares entitled to vote at the meeting are present in person or represented by proxy at the meeting. Each record holder of shares of common stock is entitled to one vote for each share of common stock registered, on the record date, in such holder’s name on the books of the Company on all matters to be acted upon at the annual meeting. The Company’s articles of incorporation prohibit cumulative voting.
What is a broker non-vote?
A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of Crowe LLP as our independent registered public accounting firm (Proposal 2). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of directors to the board (Proposal 1).
What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What are the board’s recommendations on how I should vote my shares?
The board recommends that you vote your shares as follows:
Proposal 1—FOR the election of each nominee for director; and
Proposal 2—FOR the ratification of the appointment of Crowe LLP.
How will my shares be voted if I return a signed and dated proxy card, but don’t specify how my shares will be voted?
If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:
Proposal 1—FOR the election of each nominee for director; and
Proposal 2—FOR the ratification of the appointment of Crowe LLP.
If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that such nominee will have discretion to vote on the ratification of the appointment of Crowe LLP (Proposal 2).
What are my choices when voting?
In the election of directors, you may vote for all director nominees or you may withhold your vote as to one or more director nominees. With respect to the proposal to ratify the appointment of Crowe LLP, you may vote for the proposal, against the proposal or abstain from voting on the proposal.
May I change my vote after I have submitted my proxy card?
Yes, if you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the annual meeting by:
•delivering to the Company prior to the time the annual meeting is called to order a written notice of revocation addressed to: First Western Financial, Inc., 1900 16th Street, Suite 1200, Denver, Colorado 80202, Attn: Corporate Secretary;
•completing, signing and returning a new proxy card with a later date than your original proxy card, prior to such time that the proxy card for any such holder of common stock must be received, and any earlier proxy will be revoked automatically;
•logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically and following the instructions indicated on the proxy card; or

•attending the annual meeting and voting in person, and any earlier proxy will be revoked. However, attending the annual meeting without voting in person will not revoke your proxy.
If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.
What percentage of the vote is required to approve each proposal?
Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the votes cast at the annual meeting is required for the election of the director nominees (Proposal 1). The eleven director nominees who receive the most votes from the holders of the shares of our common stock for their election will be elected.
The ratification of Crowe LLP’s appointment as the Company’s independent registered public accounting firm (Proposal 2) will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting regarding that proposal.

How are broker non-votes and abstentions treated?
Broker non-votes, as long as there is one routine matter to be voted on at the meeting, such as the ratification of appointment of Crowe LLP at this year’s annual meeting, and abstentions are counted for purposes of determining the presence or absence of a quorum. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees (Proposal 1). Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with the proposal to ratify the appointment of Crowe LLP as the Company’s independent registered accounting firm. Any abstentions will not have the effect of a vote against the proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm (Proposal 2).
What are the solicitation expenses and who pays the cost of this proxy solicitation?
The board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or by other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners of common stock.
Are there any other matters to be acted upon at the annual meeting?
Management does not intend to present any business at the annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the annual meeting. If other matters requiring a vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.
Where can I find voting results?
The Company will publish the voting results on a Form 8-K, which will be filed with the SEC within four business days following the annual meeting.
How can I communicate with the board?
To communicate with the board, shareholders should submit their comments by sending written correspondence via mail or courier to First Western Financial, Inc., 1900 16th Street, Suite 1200, Denver, Colorado 80202, Attn: Corporate Secretary; or via email at corporate.secretary@myfw.com. Shareholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of the board if not specified.

PROPOSAL 1. ELECTION OF DIRECTORS
Number of Directors; Term of Office
Pursuant to our amended and restated bylaws, our directors stand for election each year to be elected for a term expiring at the following annual shareholders’ meeting, or until each person’s successor is duly elected, or until such director’s earlier death, resignation or removal.
If elected, all nominees will serve for a term commencing on the date of the annual meeting and continuing until the 2024 annual meeting or until each person’s successor is duly elected, or until such director’s earlier death, resignation or removal. Each of the foregoing nominees is currently serving as a director of the Company.
Nominees for Election
The following table sets forth the name, age, and positions with the Company for each nominee for election as a director of the Company:

			Director Since
Name of Nominee	Age	Position
Scott C. Wylie	65	Chairman, Chief Executive Officer, and President	2002
Julie A. Caponi	61	Director	2017
Julie A. Courkamp	43	Director, Chief Operating Officer, Chief Financial Officer, and Treasurer	2021
David R. Duncan	57	Director	2011
Thomas A. Gart	64	Director	2013
Patrick H. Hamill	63	Director	2004
Luke A. Latimer	46	Director	2015
Scott C. Mitchell	60	Director	2021
Eric D. Sipf	74	Director	2003
Mark L. Smith	71	Director	2002
Joseph C. Zimlich	63	Director, Lead Director	2004

Scott C. Wylie. Mr. Wylie has served as the Chairman, Chief Executive Officer and President of the Company and of First Western Trust Bank since founding the Company in 2002. Mr. Wylie served as Chairman and Chief Executive Officer of Northern Trust Bank of Colorado from 1998 to 2002 after selling his prior institution, Trust Bank of Colorado, to Northern Trust in 1998. He previously led the acquisition in 1994 of Equitable Bankshares of Colorado, a Denver-based bank holding company with two subsidiary banks which was renamed Colorado Business Bank, now serving Colorado under the name BOK Financial. His first bank, Universal Trust, started as a subsidiary of the First Boston Corporation. He organized a 1988 management buyout of that bank, which he renamed The Bank and Trust of Puerto Rico. He also led the buyout of a software company, American Fundware, which, as Chairman, he sold at a significant premium to Intuit in 2001. Mr. Wylie is involved in an array of community organizations and he currently serves on the boards of the Denver Convention Center Hotel Authority, Colorado Succeeds, Roundup River Ranch and the Museum of Contemporary Art Denver. Mr. Wylie earned a Bachelor of Arts from the University of Michigan, a Master of Arts in Economic Development from the School of International Service at American University and a Masters of Business Administration from Harvard Graduate School of Business. As our founder and Chief Executive Officer since the inception of the Company, Mr. Wylie’s extensive banking, leadership and board experience, as well as his entrepreneurial activities in the financial services and software industries, qualify him to serve on our Board of Directors.

Julie A. Caponi. Ms. Caponi is a Certified Public Accountant. She retired in 2017 from Arconic, Inc. (formerly known as Alcoa Inc.), a manufacturer of engineered products from aluminum and other lightweight metals, after serving in a number of finance leadership roles. In her seventeen years at Arconic, Ms. Caponi served as Assistant Treasurer, Vice President-Audit and Assistant Controller. Before joining Arconic, she was an audit partner at Deloitte, principally serving clients in the financial services industry. Since 2007, she has served as a director of First Commonwealth Financial Corporation, an NYSE-listed financial holding company, where she chairs the Audit Committee and is a member of the Credit Committee. She was also a member of the Compensation and Human Resources Committee from 2015 to 2019. She is also a director of First Commonwealth Bank. Ms. Caponi earned a Bachelor of Science in Accounting from the Indiana University of Pennsylvania. Ms. Caponi’s qualifications for service on our Board of Directors include her leadership, audit and public bank holding company board experience. Her knowledge of financial accounting, auditing and internal controls is also beneficial to our Board of Directors.
Julie A. Courkamp. Ms. Courkamp was appointed to Chief Operating Officer in February 2022. She continues serving in her roles as Treasurer and Chief Financial Officer of the Company. Ms. Courkamp has served as Treasurer and Chief Financial Officer of the Company and First Western Trust Bank since 2013. She was also appointed as a director of the Company in February 2021. She joined the Company in 2006 as its Controller and was promoted to Director of Finance and Accounting in 2010. In her current role, Ms. Courkamp oversees the Company’s operations across the bank, mortgage, trust and investment management businesses, as well as the finance, accounting, human resources, legal/governance, risk management, and compliance departments at First Western. Prior to joining the Company, Ms. Courkamp held positions with PwC in Denver researching issues related to SEC reporting, and coordinating and supervising audits and interim quarterly reviews of public and private companies. Ms. Courkamp holds a Bachelor of Science in Accounting from the University of Colorado at Boulder.
David R. Duncan. Mr. Duncan has been Chairman and Chief Executive Officer of Silver Oak and Twomey since 2002. Mr. Duncan is actively involved in community and civic organizations and has served as Chairman of the board of the St. Helena Hospital Foundation and Co-Chair of the capital campaign for the Saint Helena Montessori School. Mr. Duncan has also served as Chair of the Napa Valley Vintners and co-chair of Auction Napa Valley. Mr. Duncan is the former Chapter Chairman and member of the Northern California Chapter of the Young Presidents Organization. Mr. Duncan earned a Bachelor of Arts from the University of Notre Dame and a Master of Business Administration from the University of Denver. Mr. Duncan’s qualifications for service on our Board of Directors include his experience as an entrepreneur, business leader, board member and manager in private equity and growth company investments. He also has extensive experience and knowledge of the operation of family businesses.
Thomas A. Gart. Mr. Gart is President of The Gart Companies, which is a private equity investment company focusing on real estate and specialty retail that he co-founded in 1993. Mr. Gart’s career started with Gart Brothers Sporting Goods Company, a three generation family owned and operated business founded in 1927 by Mr. Gart’s grandfather, where Mr. Gart was President and Chief Operating Officer from 1985 until the company’s sale in 1992. Mr. Gart currently serves on the board of National Jewish Hospital, Beth Nehamah Hospice, Colorado Succeeds and Shalom Park. He is also an emeritus board member of the Colorado Chapter of The Nature Conservancy. Mr. Gart is a member of the World Presidents Organization (WPO), holds a Bachelor of Arts with honors from Stanford University and a Master of Business Administration from Harvard University Graduate School of Business. Mr. Gart brings a sophisticated financial background with leadership experience in family businesses and private equity investing across a broad range of industries. He also has a deep background in real estate and specialty retail.
Patrick H. Hamill. Mr. Hamill is Chairman and Chief Executive Officer of Oakwood Homes, LLC, which he founded in 1991 and sold to Berkshire Hathaway in 2017. Mr. Hamill’s other interests include Bright Door Properties, PHH Equipment Leasing, Green Valley Ranch Golf Club, and GVR Landscape. Mr. Hamill founded the BuildStrong Foundation, which focuses on early childhood education, along with work force development. BuildStrong founded the Colorado Homebuilding Academy which trains workers for careers in the housing industry. Mr. Hamill has served in various civic positions including: Vice-Chair of Metropolitan Football Stadium District, Trustee at the University of Denver, Boys & Girls Club of Metro Denver, and National Trustee of First Tee of America. Mr. Hamill has been recognized over the years for various honors and recognitions; Professional Achievement Award through the University of Denver’s Founders Day in 1999, Champion for Youth Boys & Girls Club in 2007, Urban Nights Benefits Homeless Youth Award in August 2016, Colorado ‘‘I Have a Dream’’ Foundation Award in September 2017, Bill Daniels Ethical Leader of the Year Award in October 2017, St. Jude Hope Award in May 2018, and the Hearthstone Builder Humanitarian Award in May 2018, to name a few. Mr. Hamill received a Bachelor of Science in Business Administration from the University of Denver’s School of Real Estate and Construction Management. Mr. Hamill’s qualifications for service as a director include his entrepreneurial success in business, community leadership and his expertise in real estate, homebuilding and economic development
.

Luke A. Latimer. Mr. Latimer has served as Chairman, Chief Executive Officer and President of R&L Development, a heavy construction company in New Alexandria, Pennsylvania since 2015. He previously served as Executive Vice President and Treasurer of R&L Development from 1999 to 2015. Mr. Latimer is a General Partner of SML Limited Partnership, a real estate holding and development partnership in New Alexandria, Pennsylvania. Since 2011, he has served as a director of First Commonwealth Financial Corporation, an NYSE-listed financial holding company. He is also a director of First Commonwealth Bank. Mr. Latimer currently serves on the Governance Committee at First Commonwealth and has formerly served on the Audit and Loan Committees. Mr. Latimer previously served as Chairman of First National Bank of Santa Fe and a director of New Mexico Banquest Corporation, a bank and bank holding company in Santa Fe, New Mexico, until May 2013. He earned a Bachelor of Science in Business Management from Saint Vincent College. Mr. Latimer’s qualifications for service as a director include his leadership in his business as well as his experience on multiple bank and bank holding company boards, including a publicly held bank holding company.
Scott C. Mitchell. Mr. Mitchell is President of U.S. Engineering Metalworks, a full-service mechanical contractor providing solutions for the life of a facility in a vast range of industries such as healthcare, education, office, government, and industrial. Prior to his current position, Mr. Mitchell served as President of a number of other successful manufacturing companies including Mercury Products, a provider of custom metal-stamped and fabricated parts, Intertech Plastics & Intertech Medical, a high-speed, high-volume manufacturer of custom injection molded plastic products and turnkey solutions, and Sylarus Technology, an early-stage, start-up solar company. Earlier in his career, Mr. Mitchell was a partner at Accenture, where he initiated a series of operational excellence initiatives to increase margins while enhancing client service, and also served as Senior Vice President of First Data and Western Union Corporation, where he led a team of Lean Manufacturing and Six Sigma specialists in driving business development and operational improvements around the world. Mr. Mitchell holds a Bachelor of Science in Industrial Engineering from Southern Illinois University and a Master of Business Administration from the University of Denver. Mr. Mitchell is a Six Sigma Master Black Belt and Lean Manufacturing Facilitator, and has served as a board member of the Governor of Colorado’s Leaders Initiative and the Denver Convention Center Hotel Authority.
Eric D. Sipf. Mr. Sipf has more than thirty years of experience running public and private health care services organizations. Retired since 2009, he served as a division president for one of America’s largest managed health care companies, PacifiCare (which was acquired by United Healthcare in 2005). Mr. Sipf is on the Board of Trustees of Association for Choice in Education and a member of the Development Committee for Colorado Uplift. Mr. Sipf is a former President of the Colorado HMO Association and a past board member of the Comprecare Foundation, the Southeast Business Partnership, the South Metro Chamber, Aurora Economic Development Council, BankOne Colorado, The TriZetto Group, Intrado, Northern Trust Bank of Colorado, Imerica Life and Health, The Rocky Mountain Adoption Exchange, The Denver Area Council of the Boy Scouts of America and The Denver Museum of Nature and Science. He was also past Chairman of the Aurora Chamber of Commerce. Mr. Sipf is a graduate of Indiana University and a United States Army veteran having served in Vietnam. As a Certified Public Accountant (inactive), Mr. Sipf’s qualifications for service as a director include his extensive experience in the areas of asset management, finance, accounting, control systems, banking relationships, information technology projects and strategic planning. He also has experience serving on several bank and bank holding company boards and has significant merger and acquisition experience.
Mark L. Smith.   Mr. Smith is a Principal and Managing Partner of Slifer Smith and Frampton, which he cofounded in 1989, and he has 50 years of experience in real estate development, sales and marketing. He was also a founding principal of both East West Partners and Union Station Neighborhood Company. Mr. Smith was the founder of the Youth Foundation (now Youth Power 365), Platte Forum and the Riverfront Park Community Foundation. Current board affiliations include Forbes Global Properties, the Clyfford Still Museum, Colorado Forum, the Riverfront Park Community Foundation and Slifer Smith and Frampton Foundation. Mark was named Ernst and Young Entrepreneur of the Year for the Rocky Mountain Region in 2001, received the first ever Friend of the River award from the Greenway Foundation in 2011, received the Colorado Business Magazine CEO of the Year award in 2014 and has been the recipient of numerous other awards. Mr. Smith holds an undergraduate degree in real estate from Florida International University and a master’s degree in management from Nova University. Mr. Smith’s qualifications for service as a director include his entrepreneurial success in business, community leadership and expertise in real estate development and economic development. He also has extensive knowledge of the Colorado markets that we serve.

Joseph C. Zimlich. Mr. Zimlich has been Chief Executive of the Bohemian Group for more than twenty years. Bohemian is a private family financial management and community services office comprised of the Bohemian Foundation, Bohemian Asset Management and Bohemian Companies. In his current role, Mr. Zimlich provides leadership and oversight to the major program areas of the Foundation, including its community programs, civic programs, contemporary music programs and global impact programs; steers the investment and management of more than $1 billion in financial assets; and directs the development and management of a family portfolio of early-stage value investments and global real estate assets, primarily in eastern Europe. Mr. Zimlich has further exercised his corporate and community interests through service on boards and committees across a number of areas and industries. He currently serves on the boards of the Bohemian Foundation, First Western Trust Bank, AMPT, LLC, Third Way (a national centrist think tank) and is a member of the Colorado Forum and Colorado Concern. Mr. Zimlich is a graduate of the University of Iowa with a Bachelor of Business degree in Accounting. He is a Certified Public Accountant and Human Resources Professional. Mr. Zimlich’s qualifications for service as a director include his substantial experience in financial, accounting, governance and human resource matters, as well as his leadership experience developed while serving on numerous boards. He also has an extensive background in investment management and private equity investing.
Election Procedures
The affirmative vote of a plurality of the votes cast at an annual meeting at which a quorum is present is required for the election of each of the nominees for director. This means that the eleven director nominees who receive the most votes from the holders of the outstanding shares of common stock for their election at this year’s annual meeting will be elected.
Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of common stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of common stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.
If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the board. The board has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Pursuant to the recommendation of the Audit Committee, the board has appointed Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023. The board is seeking ratification of the appointment of Crowe LLP for the 2023 fiscal year. Shareholder ratification of the selection of Crowe LLP as our independent registered public accounting firm for the 2023 fiscal year is not required by our bylaws, state law or otherwise. However, the board is submitting the selection of Crowe LLP to our shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will consider this information when determining whether to retain Crowe LLP for future services.
At the annual meeting, shareholders will be asked to consider and act upon a proposal to ratify the appointment of Crowe LLP. Assuming a quorum is present, the ratification of such appointment will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting. Representatives of Crowe LLP are expected to be in attendance at the annual meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to questions.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

EXECUTIVE SUMMARY OF 2022 FINANCIAL PERFORMANCE
We believe our strategy is delivering value for our shareholders. In this section, we summarize 2022 performance highlights and other information contained elsewhere in this proxy statement. Please carefully review the information included throughout this proxy statement and as provided in the 2022 Annual Report on Form 10-K before you vote.
2022 Performance Highlights
First Western continued to drive positive momentum in performance metrics leading to sustained outperformance in total shareholder returns.
(1) Represents share price appreciation from January 1, 2020 to December 31, 2022.
(2) Five year share price appreciation is based on market close price on July 19, 2018, the date of MYFW's initial public offering.

In 2022, amidst a challenging economic environment, we exceeded many of our performance goals. Below, we summarize 2022 performance highlights:
•Book Value per share of $25.37 in 2022, compared to $23.25 in 2021. Tangible Book Value per share(1) of $21.99 in 2022, compared to $19.87 in 2021
•Total income before non-interest expense of $107.9 million in 2022, compared to $95.4 million in 2021
•Total assets of $2.87 billion, up 13.4% from Q4 2021
•Total deposits of $2.41 billion, up 9.0% from Q4 2021
•Gross loans of $2.48 billion, up 26.7% from Q4 2021
•Net income available to common shareholders of $21.7 million in 2022, compared to $20.6 million in 2021, a $1.1 million, or 5.3% increase
•Diluted EPS of $2.23 in 2022, compared to $2.50 in 2021. Adjusted diluted EPS(1) of $2.33 in 2022, compared to $2.89 in 2021
•Wealth Management segment diluted pre-tax EPS(1) of $3.33 in 2022, compared to $3.09 in 2021

(1) See Non-GAAP reconciliation

Total Assets

(in millions)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$1,084
$1,252
$1,974
$2,527
$2,867
2018
2019
2020
2021
2022

Gross Revenue[1]

(in millions)
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
$57.8
$64.3
$97.3
$96.2
$112.2
FY 2018
FY 2019
FY 2020
FY 2021
FY 2022

Tangible Common Equity/TBV per Share[1]

(in thousands)
$220,000
$200,000
$180,000
$160,000
$140,000
$120,000
$100,000
$80,000
$23.00
$21.00
$19.00
$17.00
$15.00
$13.00
$11.00
$9.00
$91,662
$104,411
$130,704
$187,139
$208,760
$11.50
$13.15
$16.44
$19.87
$21.99
4Q18
4Q19
4Q20
4Q21
4Q22
TCE
TBV/Share

$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$1.55
$1.33
$0.78
$1.29
$1.60
$4.24
$3.09
$3.81
$3.33
$3.09
FY 2018
FY 2019
FY 2020
FY 2021
FY 2022
Wealth Management Segment
Consolidated

(1) See Non-GAAP reconciliation

CORPORATE GOVERNANCE
Board and Governance Highlights
Our goal is to maintain a corporate governance framework that supports an engaged, independent board with diverse perspectives and judgment that is committed to representing the long-term interests of our shareholders. We believe our directors should possess the highest personal and professional standards for ethics, integrity and values, as well as practical wisdom and mature judgment. Therefore, our board, with the assistance of management and the Corporate Governance and Nominating Committee regularly reviews our corporate governance principles and practices.

Board Composition
We continue to assess our overall board composition and build a diverse board to increase diversity of thought and to align board capability with our strategic focus. Board characteristics are shown below:

Board Diversity Matrix (As of April 27, 2023)
Total Number of Directors	11
Part I: Gender Identity	Female	Male	Non-Binary	Did not Disclose Gender
Directors	2	9	-	-
Part II: Demographic Background
African American or Black	-	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	7	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did not Disclose Demographic Background	1

The size of our board is currently set at eleven members. In accordance with the Company’s amended and restated bylaws, the size of the board is fixed as determined from time to time by resolution of the Board of Directors. The members of each class are elected for a term of office to expire at the succeeding annual meeting of shareholders. Any director vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by (i) the affirmative vote of the holders of a majority of the shares entitled to vote on the election of directors, or (ii) by the Board of Directors, even if the remaining directors constitute less than a quorum of the full board, and in the event that there is only one director remaining in office, by such sole remaining director. In accordance with the Company’s amended and restated bylaws, a director appointed to fill a vacancy will be appointed to serve until such director’s successor shall have been duly elected and qualified.
With the addition of Ms. Courkamp and Mr. Mitchell, the Company has added more diversity to the Board composition. While we have planned to add more high quality, diverse Directors, our expectation has been that with our active acquisition activities (13 acquisitions since 2004), that we may bring on additional directors through acquisitions. However, none of our recent acquisitions have brought additional Directors, so our Nominating and Governance Committee is reviewing proactive steps to increase our female director mix to at least 30% over the next 12 months.

Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to assist the board in the exercise of its fiduciary duties and responsibilities and to serve the best interests of the Company and our shareholders. The Corporate Governance Guidelines are available on our website at www.myfw.com under “Investor Relations—Governance—Governance Documents.”
Director Independence
Under the rules of The Nasdaq Stock Market, LLC (“Nasdaq rules”), a majority of the members of our board are required to be independent. The Nasdaq rules, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.
Our board has evaluated the independence of each director based upon these rules. Applying these rules, our board has affirmatively determined that, with the exception of Ms. Courkamp and Mr. Wylie, each of our current directors qualifies as an independent director as defined by Nasdaq Marketplace Rule 5605(a)(2). In making these determinations, our board considered the current and prior relationships that each director has and has had with the Company and all other facts and circumstances our board deemed relevant in determining their independence, including the beneficial ownership of common stock by each director and the transactions described under the section titled “Certain Relationships and Related Person Transactions” in this proxy statement.
Board Leadership Structure
At least annually, our board, in coordination with our Compensation and Governance committees, discusses and deliberates the appropriate board leadership structure. Based on its assessment, the board leadership framework is provided through: 1) a combined Chairman, Chief Executive Officer and President role, 2) a clearly defined lead independent director role, 3) active committee chairs, and 4) talented directors who are committed and independent-minded. At this time, the board believes this governance structure is appropriate and best serves the interests of our shareholders.
Chairman. Scott C. Wylie, currently serves as our Chairman, Chief Executive Officer and President. Mr. Wylie founded the Company in 2002 and has served as our Chairman, Chief Executive Officer and President since that time. Mr. Wylie’s primary duties are to lead our board in establishing the Company’s overall vision and strategic plan and to lead the Company’s management in carrying out that plan.
The Board of Directors periodically assesses who should serve as Chairman, Chief Executive Officer and President, and whether the offices should be combined or separate, with appropriate consideration of current facts and circumstances. We believe that First Western and our shareholders benefit from an executive Chairman with deep experience and knowledge of the financial services industry, the Company, its businesses, and leadership that helps drive growth and revenue to deliver strong financial returns to shareholders.
In light of Mr. Wylie’s significant leadership tenure with the organization, his breadth of knowledge of the Company and his relationship with the institutional investor community, as well as the efficiencies, accountability, unified leadership and cohesive corporate culture that this structure provides, the Board of Directors believes it is appropriate that he serve as Chairman, Chief Executive Officer and President.
Lead Independent Director. Our Corporate Governance Guidelines require that at any time the Chairman of the Board of Directors is not independent, the Board of Directors will designate a lead independent director. Mr. Wylie currently serves as our Chairman, Chief Executive Officer and President and Mr. Zimlich currently serves as our lead independent director. As our lead independent director, Mr. Zimlich is required to be independent and is responsible for (i) presiding over executive sessions of the Company or any of our subsidiaries’ independent directors, (ii) presiding over meetings of our board when the Chairman is not present, (iii) facilitating information flow and communication between the directors and the Chairman, (iv) consulting with the Chairman and review and advise on the schedules and agendas for meetings of the board along with the information provided to the board in connection with such meetings, (v) being available for consultation and direct communication with major shareholders upon request, (vi) consulting with the Chairman on such other matters pertinent to the Company and the board, and (vii) performing such other duties as the board may prescribe from time to time.
Risk Management and Oversight
Our board is responsible for oversight of management and the business and affairs of the Company, including those relating to management of risk. Our full board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas as described in the section entitled “—Committees of the Board.”
The board actively reviews our long-term strategy and the plans and programs that management develops to implement our strategy. While the board meets formally at least once every year to consider overall long-term strategy, it generally reviews various elements of strategy, and our progress towards implementation, at every regular meeting.
The board believes that strategic risk is an exceptionally important risk element among a number of risks that the Company faces and works to ensure that this risk is appropriately managed in the context of the rapidly changing environment in which the Company and its customers operate.
The board believes that an integral part of managing strategic risk is ensuring that the board’s views are considered as our strategy evolves. The board strongly believes that having active and engaged committee chairs and a lead independent director better ensures that the board as a whole can serve as a credible challenge to management’s plans and programs and increases transparency in the fast-paced changes management is implementing.
The board’s committees also work to ensure that we have the right alignment to support our long-term strategic direction including: (i) an active board recruitment process focused on developing or acquiring the skill, experience and attributes of both individual and the board as a whole needed to support our strategy, (ii) ensuring an appropriate link is established between our compensation design and our long-term strategy to encourage and reward the achievement of our long-term goals and project shareholder value by discouraging excessive risk, and (iii) ensuring that our risk management structure can effectively manage the inherent risks that underlie our strategy.
Other types of risks that the Company faces include:
•Macro-economic risks, such as inflation, interest rate fluctuations, reductions in economic growth, or recession;
•Political or regulatory risks, such as restriction on access to markets;
•Event risks, such as global pandemics, including Covid-19, natural disasters or cybersecurity breaches; and
•Business specific risks related to financial reporting, credit, asset/liability management, market, operational execution (corporate governance, legal, and regulatory compliance), and reputation.

Our board also recognizes the importance to operate in a responsible and sustainable manner aligned with our mission, vision and values. Workforce inclusion and development, social impact and environmental sustainability are critical components in the Company’s culture and business practice.

Cybersecurity

Information security is a significant operational risk for financial institutions, and includes the risk arising from unauthorized access, use, disclosure, disruption, modification, or destruction of information or information systems. The board is actively engaged in the oversight of the Company’s information security and enterprise risk management programs, including cyber risk defense. The board approves the Company’s information security and enterprise risk management programs and receives formal reports on testing and the program effectiveness. The board has ensured the establishment of an enterprise-wide risk management framework with adequate staffing, budget, and liability coverage. A board appointed Information Security & Technology (“IS&T”) Steering Committee assists the board in providing oversight of technology, information security, and cybersecurity risks as well as data management risk.

Director Nominations
The Corporate Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the board. The Corporate Governance and Nominating Committee also considers director candidates recommended by shareholders who appear to be qualified to serve on the board and meet the criteria for nominees considered by such committee. The Corporate Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board and the Corporate Governance and Nominating Committee does not perceive a need to increase the size of the board. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, it will consider only those director candidates recommended in accordance with the procedures set forth in our bylaws. Deadlines for shareholders to nominate a director are summarized in the section titled “Date for Submission of Shareholder Proposals for 2024 Annual Meeting.”
Criteria for Director Nominees
The Corporate Governance and Nominating Committee seeks to identify and select director nominees who will contribute to the Company’s overall corporate goals including: responsibility to its stockholders, industry leadership, customer success, positive working environment and integrity in financial reporting and business conduct. The Corporate Governance and Nominating Committee assesses nominees based upon (1) independence, experience, areas of expertise and other factors relative to the overall composition of the board and (2) the appropriateness of board membership of the nominee based on current responsibilities of board members. The Corporate Governance and Nominating Committee also considers the following qualifications in assessing nominees for election or re-election to the board:
•Adherence to high ethical standards and high standards of integrity;
•Sufficient educational background, professional experience, business experience, service on other boards of directors and other experience, qualifications, diversity of viewpoints, attributes and skills that will allow the candidate to serve effectively on our Board of Directors and the specific committee for which he or she is being considered;
•Evidence of leadership, sound professional judgment and professional acumen;
•Evidence the nominee is well recognized in the community and has a demonstrated record of service to the community;
•A willingness to abide by each published code of conduct or ethics for the Company and to objectively appraise management performance;
•The ability and willingness to devote sufficient time to carrying out the duties and responsibilities required of a director;
•Any related person transaction in which the candidate has or may have a material direct or indirect interest and in which we participate; and
•The fit of the individual’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial and responsive to the needs of the Company and the interests of our shareholders.

Board Meetings
Our board met four times during the 2022 fiscal year (including regularly scheduled and special meetings). During fiscal year 2022, each director participated in at least 75% or more of the aggregate of (i) the total number of meetings of the board (held during the period for which he or she was a director) and (ii) the total number of meetings of all committees of the board on which he or she served (during the period that he or she served).

Director Attendance at Annual Meeting
The board encourages all directors to attend the annual meeting of shareholders, but does not require director attendance. Nine of our directors attended the 2022 annual meeting of shareholders.
Committees of the Board
The Company’s Board of Directors has three standing permanent committees: An Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. These committees serve the same functions for the Company and the Bank. The current composition of each Company committee and the number of meetings held in 2022 are set forth in the table:
Board Committee Membership and 2022 Committee Meetings
Our board may establish additional committees as it deems appropriate, in accordance with applicable law and regulations and our amended and restated articles of incorporation and amended and restated bylaws.
Audit Committee
The members of our Audit Committee are Ms. Caponi, Mr. Latimer and Mr. Sipf, with Ms. Caponi serving as chair of our Audit Committee. Our board has evaluated the independence of each of the members of our Audit Committee and has affirmatively determined that each of the members of our Audit Committee (1) is an "independent director" under the Nasdaq rules, (2) satisfies the additional independence standards under applicable SEC rules for audit committee service, and (3) has the ability to read and understand fundamental financial statements. In addition, our board has determined that Ms. Caponi is a financial expert and has the financial sophistication required of at least one member of the Audit Committee by the Nasdaq rules due to her experience and background. The Audit Committee met five times in 2022.
The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements and, in that regard, assists our Board of Directors in its oversight of the integrity of our financial statements, the selection, engagement, management and performance of our independent auditor that audits and reports on our consolidated financial statements, the performance of our internal audit function, the review of reports of bank regulatory agencies and monitoring management’s compliance with the recommendations contained in those reports and our compliance with legal and regulatory requirements related to our financial statements and reporting. Among other things, our Audit Committee has responsibility for:
•Compensating and overseeing our independent auditor (including resolution of disagreements between management and our independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
•Appointing, retaining, evaluating, and where appropriate, replacing our independent auditor and advising the board on such matters;
•Obtaining from our independent auditor, at least annually, a report regarding our independent auditor’s internal quality control procedures and any material issues raised by the most recent internal quality-control or peer review or by any inquiry or investigations by governmental or professional authorities, and any steps taken to deal with such issues;
•Obtaining and reviewing each inspection report issued by the PCAOB;
•Obtaining from our independent auditor, at least annually, a formal written statement delineating all relationships between us and our independent auditor, and discussing whether any disclosed relationships or services, or any other factors, have affected or may affect the independence of our independent auditor;
•Approving all fees and terms of engagement of our independent auditor, and approving in advance all audit and non-audit services to be performed by the independent auditor and any other registered public accounting firm;
•Setting policies for hiring employees or former employees of our independent auditor and for audit partner rotation and independent auditor rotation in accordance with applicable laws, rules and regulations;
•Discussing and resolving any disagreements regarding financial reporting between management and our independent auditor, and reviewing with our independent auditor any audit problems, disagreements or difficulties and management’s response thereto;
•Overseeing our internal audit function;
•Reviewing at least annually our risk areas, assessing the extent of auditing involvement needed over each area, and determining what type of auditing program will best meet our needs;
•Reviewing operating and control issues identified in internal audit reports, management letters, examination reports of regulatory agencies and any communications regarding the initiation and status of significant special investigations;
•Meeting with management and our independent auditor regarding the identification and resolution status of material weaknesses and reportable conditions in the internal control environment;
•Reviewing management’s periodic assessment of the effectiveness of our internal controls and procedures for financial reporting and our independent auditor’s report as to management’s assessments, as well as the periodic certifications of management as to the internal controls and procedures for financial reporting and related matters, each as required by applicable laws, rules and regulations;
•Monitoring management’s compliance with all applicable laws, rules and regulations;
•Reviewing regulatory authorities’ examination reports pertaining to the Company, our subsidiaries and associated companies;

•Reviewing management reports issued in accordance with 12 C.F.R. Part 363 and the corresponding independent auditor’s attestation and agreed-upon procedures reports;
•Reviewing and overseeing all related person transactions in accordance with our policies and procedures;
•Reviewing and discussing the scope of the audit of our consolidated financial statements for each fiscal year, at least annually, with management and our independent auditor;
•Reviewing with management and our independent auditor, prior to filing, our interim consolidated financial statements and the disclosures in the related footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in a Quarterly Report on Form 10-Q;
•Reviewing the results of the quarterly review and any other matters required to be communicated to the Audit Committee by our independent auditor under GAAP and PCAOB auditing standards;
•Reviewing with management and our independent auditor, prior to filing, our annual consolidated financial statements and the disclosures in the related footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in that Annual Report on Form 10-K, and recommending to the board whether the audited consolidated financial statements should be included in the Annual Report on Form 10-K;
•Reviewing and discussing with management and our independent auditor our representations that the consolidated financial statements were prepared in accordance with GAAP and fairly present our consolidated results of operations and consolidated financial condition;
•Reviewing and discussing with management communications with governmental officials and generally reliable reports raising material issues regarding our financial statements or accounting matters;
•Reviewing and discussing with management and the independent auditor any significant estimates made in connection with the preparation, or audit, of our consolidated financial statements and other financial or informational reports, and obtaining from our independent auditor reports regarding such significant estimates and any material communications between our independent auditor and management;
•Reviewing internal accounting control reports (management letters) and monitoring testing of the internal accounting control reports, and reviewing our independent auditor’s reports on the effectiveness of disclosures controls and procedures and the certifications of our officers with respect thereto;
•Reviewing and discussing with management our earnings press releases, the substance of any earnings calls, and any earnings guidance provided to the investment community, as well as financial and other information provided to analysts and rating agencies;
•Preparing the Audit Committee report required by SEC rules to be included in the proxy statement relating to our annual meeting of shareholders;
•Discussing with our independent auditor the matters required by the PCAOB;
•Establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential anonymous submission by Company associates of concerns regarding questionable accounting or auditing matters;
•Conducting an annual evaluation of the performance of the Audit Committee and the adequacy of its charter and recommending to our board any changes that it deems necessary; and

•Handling such other matters that are specifically delegated to the Audit Committee by our board from time to time.
The Audit Committee has adopted a written charter, which sets forth the Audit Committee’s duties and responsibilities. The Audit Committee charter is available on our website at www.myfw.com under “Investor Relations—Governance—Governance Documents.”
Compensation Committee
The members of our Compensation Committee are Mr. Duncan, Mr. Hamill and Ms. Caponi, with Mr. Hamill serving as chair of our Compensation Committee. Our board has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee meets the definition of an "independent director" under the Nasdaq rules.
Our board has also determined that each of the members of the Compensation Committee qualifies as a "nonemployee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Compensation Committee assists our board in its oversight of our overall compensation structure, policies and programs and assessing whether such structure establishes appropriate incentives and meets our corporate objectives, the compensation of our executive officers and the administration of our compensation and benefit plans.
Among other things, our Compensation Committee has responsibility for:
•Reviewing and determining, and recommending to our board for its confirmation, the annual compensation, annual incentive opportunities and any other matter relating to the compensation of our executive officers; all employment agreements, severance or termination agreements, change in control agreements or similar agreements proposed to be entered into between any executive officer and us; and modifications to our philosophy and compensation practices relating to compensation of our directors and management;
•Reviewing and determining, and recommending to our board for its confirmation, modifications to our philosophy and practices relating to compensation of our directors, executive officers, and other members of management;
•Reviewing and determining, and recommending to our board for its confirmation, the establishment of performance measures and the applicable performance targets for each performance-based cash and equity incentive award to be made under any benefit plan;
•Taking all actions required or permitted under the terms of our benefit plans, with separate but concurrent authority, and reviewing at least annually the overall performance, operation, and administration of our benefit plans;
•Reviewing and recommending action by our board with respect to various other matters in connection with each of our benefit plans;
•Reviewing with our Chief Executive Officer the compensation payable to associates other than our executive officers, including equity and non-equity incentive compensation and other benefits and our total incentive compensation program envisioned for each fiscal year;
•Consulting with our Chief Executive Officer regarding a succession plan for our executive officers, including our Chief Executive Officer, and the review of our leadership development process for senior management positions;
•Reviewing the performance of our executive officers for each fiscal year;
•Reviewing annually and recommending to our board the non-management director compensation program for each year;

•Administering our compensation and benefit plans with respect to associates and consultants who are subject to the short-swing profit restrictions of Section 16(b) of the Exchange Act to ensure the exemption provided under Rule 16b-3 under the Exchange Act is available to our directors and those officers subject to the provisions of Section 16(b) of the Exchange Act;
•Overseeing and making recommendations to our board regarding the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and golden parachute compensation and approval of equity compensation plans;
•Conducting an annual evaluation of the performance of the Compensation Committee and the adequacy of its charter and recommending to our board any changes that it deems necessary; and
•Handling such other matters that are specifically delegated to the Compensation Committee by our board from time to time.
The Compensation Committee has sole and exclusive authority to retain compensation consultants, legal counsel or other advisers as the Compensation Committee deems necessary or appropriate for the Compensation Committee to carry out its duties, including the authority to provide appropriate funding, as determined by the Compensation Committee, for the payment of reasonable compensation to such compensation consultants, legal counsel and other advisers; provided, that when determining whether to engage any compensation consultant, legal counsel or other adviser, the Compensation Committee is required to consider the factors set forth in Rule 10C-1(b)(4) under the Exchange Act and any other factors required to be so considered by the Nasdaq rules, including, without limitation, the factors set forth in Rule 5605(d)(3) of the Nasdaq rules. From time to time, the Compensation Committee has engaged compensation consultants. In 2022, the Compensation Committee engaged Alvarez & Marsal, LLC (“Alvarez & Marsal”) to provided compensation consulting services. Please see the discussion of the consulting services provided to the Compensation Committee by Alvarez & Marsal under the section titled “Executive Compensation and Other Matters—Role of Independent Compensation Consultant.”
The Compensation Committee has adopted a written charter, which sets forth the Compensation Committee’s duties and responsibilities. The Compensation Committee charter is available on our website at www.myfw.com under “Investor Relations—Governance—Governance Documents.” The Compensation Committee met one time in 2022.
Corporate Governance and Nominating Committee
The members of our Corporate Governance and Nominating Committee are Mr. Latimer, Mr. Smith, Mr. Mitchell and Mr. Zimlich, with Mr. Zimlich serving as chair of our Corporate Governance and Nominating Committee. Our board has evaluated the independence of each of the members of our Corporate Governance and Nominating Committee and has affirmatively determined that each of the members of our Corporate Governance and Nominating Committee meets the definition of an "independent director" under the Nasdaq rules. The Corporate Governance and Nominating Committee did not retain the services of any independent search firm during 2022.
The Corporate Governance and Nominating Committee assists our board in its oversight of identifying and recommending persons to be nominated for election as directors and to fill any vacancies on our board, monitoring the composition and functioning of the standing committees of our board, developing, reviewing and monitoring our corporate governance policies and practices, and otherwise taking a leadership role in shaping the corporate governance of the Company.
Among other things, our Corporate Governance and Nominating Committee is responsible for:
•Reviewing the performance of our board and each of its committees;
•Identifying, assessing and determining the qualification, attributes and skills of, and recommending, persons to be nominated by our board for election as directors and to fill any vacancies on our board;
•Reviewing the background, qualifications and independence of individuals being considered as director candidates, including persons proposed by our shareholders;
•Reviewing and recommending to our board each director’s suitability for continued service as a director upon the expiration of his or her term and upon any material change in his or her status;

•Reviewing the size and composition of our board as a whole, and recommending any appropriate changes to reflect the appropriate balance of required independence, knowledge, experience, skills, expertise and diversity;
•Monitoring the function of our standing committees and recommending any changes, including the director assignments, creation or elimination of any committee;
•Developing, reviewing and monitoring compliance with our corporate governance guidelines and policies and the corporate governance provisions of the federal securities laws and the listing rules applicable to us and/or our subsidiaries;
•Investigating any alleged violations of such guidelines and the applicable corporate governance provisions of federal securities laws and listing rules, and reporting such violations to our board with recommended corrective actions;
•Reviewing our and our subsidiaries’ corporate governance practices in light of best corporate governance practices among our peers, determining whether any changes in such corporate governance practices are necessary and recommending any proposed changes in such corporate governance policies;
•Considering any resignation tendered to our board by a director and recommending the acceptance of such resignation if appropriate;
•Considering questions of possible conflicts of interest involving directors, including operations that could be considered competitive with our operations or that otherwise present a conflict of interest;
•Developing and recommending to our board approval standards for determining whether a director has a relationship with the Company that would impair his or her independence;
•Overseeing our director orientation and continuing education programs for our board;
•Reviewing its charter and recommending to our board any modifications or changes; and
•Handling such other matters that are specifically delegated to the Corporate Governance and Nominating by our board from time to time.
Our Corporate Governance and Nominating Committee has adopted a written charter, which sets forth the Corporate Governance and Nominating Committee’s duties and responsibilities. The Corporate Governance and Nominating Committee charter is available on our website at www.myfw.com under “Investor Relations—Governance—Governance Documents.”
Our Corporate Governance and Nominating Committee will consider shareholder recommendations for nominees, provided that such shareholder complies with the procedures described in the section titled “—Procedures to be Followed by Shareholders for Director Nominations.” The Corporate Governance and Nominating Committee met two times in 2022.
Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics in place that applies to all of our directors, officers and associates. The Code of Business Conduct and Ethics sets forth specific standards of conduct and ethics that we expect all of our directors, officers and associates to follow, including the Company’s Chairman, Chief Executive Officer and President and senior financial officers. The Code of Business Conduct and Ethics is available on our website at www.myfw.com under “Investor Relations—Governance—Governance Documents.” Any amendments to the Code of Business Conduct and Ethics, or any waivers of requirements thereof, will be disclosed on our website within four days of such amendment or waiver.

Pledging and Hedging Policies
The provisions of our insider trading policy applicable to our directors, executive officers and certain other designated employees prohibits such persons from hedging or pledging our securities, subject to limited exceptions and pre-approval under the terms of our insider trading policy. Such persons are also prohibited from engaging in various trading practices including short sales of the Company’s securities, trading in puts, calls or other derivative securities of the Company, and from holding our securities in a margin account.
Executive Compensation Program Highlights
We continue to review, evaluate and modify our compensation philosophy and framework in an effort to maintain a competitive total compensation package. We believe the current mix and value of these compensation elements provide our named executive officers with total annual compensation that is both reasonable and competitive within our markets, appropriately reflects our performance and the executive’s particular contributions to that performance, and aligns our executives’ interests with those of shareholders by linking pay to performance while taking into account applicable regulatory guidelines and requirements.
Our strategic plan for 2022 continued to focus on shareholder value creation, and the Compensation Committee used annual earnings and revenue growth metrics as key indicators that management is on the right path to produce sustainable long-term value. The Compensation Committee determined the amount of annual and long-term incentives to award our named executive officers using a qualitative and quantitative assessment of management’s performance, taking into account both growth and return with consideration for our risk framework. The assessment process included scorecards that identified shared and individual goals for the year in the areas of revenue growth, increased footprint, operations, technology, risk and, business transformation, with the growth in earnings per share, tangible book value per share, and return on average equity serving as the primary considerations for additional incentive awards granted in 2022.
The Compensation Committee is committed to aligning our compensation strategies with our evolving business strategy, good governance and effective risk management practices, and efforts to generate superior long-term returns for our shareholders. Our executive compensation strategy strongly aligns our Chief Executive Officer and other executives with long-term shareholder interests.

The following table summarizes the primary elements of our executive compensation for 2022:
Please refer to the Executive Compensation and Other Matters section in this proxy statement for additional details about our compensation programs.

CURRENT EXECUTIVE OFFICERS
The following table sets forth the name, age and position with the Company of each of our executive officers. The business address for all of these individuals is 1900 16th Street, Suite 1200, Denver, Colorado 80202.

Executive Officers	Position	Age
Scott C. Wylie	Chairman, Chief Executive Officer, and President	65
Julie A. Courkamp	Director, Chief Operating Officer, Chief Financial Officer, and Treasurer	43
John E. Sawyer	Chief Investment Officer	54
Scott J. Lawley	Chief Credit Officer	59
Matthew C. Cassell	Chief Banking Officer	47

Background of our Executive Officers who are not also Directors.

John E. Sawyer. Mr. Sawyer joined First Western Trust Bank in 2017 as its Chief Investment Officer. In this role, he is responsible for developing our overall investment strategy and leading the Investment Policy Committee, which designs the asset allocation guidelines to be implemented by our portfolio managers. Beyond oversight of the Bank’s trust and investment activities, Mr. Sawyer also oversees the trust, planning and insurance area of the bank. Prior to joining the Company, Mr. Sawyer served as Chief Investment Officer and Chief Fiduciary Officer for BBVA (USA), headquartered in Texas, overseeing the company’s United States trust and investment management activity. While with BBVA, Mr. Sawyer was also responsible for the bank’s brokerage unit as well as its registered investment advisors. Mr. Sawyer has held prior executive positions with Credit Suisse, Morgan Keegan & Co. and First Tennessee Bank. Mr. Sawyer holds a Bachelor of Science in Business Administration from the University of Tennessee and a Master of Business Administration from Southern Methodist University. He also holds a Chartered Financial Analyst designation.

Scott J. Lawley. Mr. Lawley joined First Western Trust Bank in 2018 as its Chief Credit Officer. In this role, he is responsible for our asset quality, including private banking, commercial and real estate loans. Additionally, he is responsible for product development and loan structuring, loan review and management of credit administration. Prior to joining the Company, Mr. Lawley was the Senior Credit Officer and Segment Risk Officer for Huntington National Bank, a full-service banking provider that operates in eight states. Mr. Lawley has also held various credit positions with PNC Bank and US Bank as well as held various lending positions with Fleet Bank. Mr. Lawley has a Bachelor’s Degree from the University of Rochester and a Master of Business Administration with an emphasis in Finance from the University of Cincinnati.
Matthew C. Cassell. Mr. Cassell joined First Western Trust Bank in May of 2020 as President, Commercial Banking. In this role, he was responsible for strategy, execution, and product development and oversight of Commercial Banking, Private Banking, Treasury Management, Retirement Services, and Mortgage Banking. In February 2023, Mr. Cassell was appointed Chief Banking Officer. Prior to joining the Company, Mr. Cassell was the Colorado President for Simmons Bank. Mr. Cassell has also held state and regional leadership positions over the last 25 years in banking with local, regional, and national banks. Mr. Cassell has a Bachelor’s Degree from Colorado Christian University with an emphasis in Management and Marketing.

EXECUTIVE COMPENSATION AND OTHER MATTERS
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act and a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies or smaller reporting companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies and smaller reporting companies.
Our “named executive officers,” which consist of our principal executive officer and the two other most highly compensated executive officers, are:
•Scott C. Wylie—Chairman, Chief Executive Officer and President
•Julie A. Courkamp—Director, Chief Operating Officer, Chief Financial Officer and Treasurer
•John E. Sawyer—Chief Investment Officer

Summary Compensation Table
The following table sets forth information regarding the compensation paid, awarded to, or earned by each of our named executive officers for the fiscal years indicated.

Name and Principal
Position	Year	Salary	Stock Awards(1)	Nonequity Incentive Plan Compensation	All Other Compensation(2)	Total
Scott C. Wylie	2022	$575,000	$724,991	$350,000	$10,590	$1,660,581
Chairman, Chief Executive Officer and President	2021	550,000	737,116	700,000	10,140	1,997,256

Julie A. Courkamp	2022	350,000	220,703	225,000	10,590	806,293
Director, Chief Operating Officer, Chief Financial Officer and Treasurer	2021	325,000	203,319	157,500	10,140	695,959

John E. Sawyer	2022	320,000	124,976	125,000	9,990	579,966
Chief Investment Officer	2021	300,000	127,055	133,650	6,090	566,795
(1)Amounts reflect aggregate grant date fair value determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 of (i) performance share unit awards with financial performance-based vesting conditions (“Financial Performance Units”) and (ii) restricted stock unit awards subject to time-based vesting (“Time Vesting Units”), all granted under the 2016 Plan. The discussion of the assumptions used for purposes of valuation of these equity grants appears in Note 12—Shareholders’ Equity in the accompanying notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
Aggregate grant date fair values of Financial Performance Units granted in 2022 were: Mr. Wylie, $362,495, Ms. Courkamp, $110,352 and Mr. Sawyer, $62,488. These units have a maximum payout value of $543,743 for Mr. Wylie, $165,528 for Ms. Courkamp and $93,732 for Mr. Sawyer. Aggregate grant date fair values of Financial Performance Units granted in 2021 were: Mr. Wylie, $368,558, Ms. Courkamp, $101,660 and Mr. Sawyer $63,528. These units have a maximum payout value of $552,837 for Mr. Wylie, $152,489 for Ms. Courkamp and $95,291 for Mr. Sawyer. Vesting requirements applicable to Financial Performance Units are further described in Note 12—Shareholders’ Equity in the accompanying notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
Mr. Wylie, Ms. Courkamp and Mr. Sawyer were granted Time Vesting Units in 2022 with aggregate grant date fair values of $362,495, $110,352 and $62,488, respectively. Mr. Wylie, Ms. Courkamp’s, and Mr. Sawyer’s units were granted on May 2, 2022 and November 2, 2022, and vest in equal installments of 20% on the first five anniversaries of the respective grant date.
Mr. Wylie, Ms. Courkamp and Mr. Sawyer were granted Time Vesting Units in 2021 with aggregate grant date fair values of $368,558, $101,659, and $63,527, respectively. Mr. Wylie, Ms. Courkamp’s, and Mr. Sawyer’s units were granted on May 3, 2021, and vest in equal installments of 20% on the first five anniversaries of the grant date.
(2)In 2022, Mr. Wylie received matching contributions of $9,150 to his 401(k) account, matching contributions of $600 to his health savings account, and reimbursement for his cell phone of $840. Ms. Courkamp received matching contributions of $9,150 to her 401(k) account, matching contributions of $600 to her health savings account, and reimbursement for her cell phone of $840. Mr. Sawyer received matching contributions of $9,150 to his 401(k) account and a reimbursement for his cell phone of $840.
In 2021, Mr. Wylie received a matching contribution of $8,700 to his 401(k) account, matching contributions of $600 to his health savings account and reimbursement for his cell phone of $840. Amounts for Ms. Courkamp consists of matching contributions of $8,700 to her 401(k) account, matching contributions of $600 to her health savings account and reimbursement for her cell phone of $840. Mr. Sawyer received matching contributions of $5,250 to his 401(k) account and a reimbursement for his cell phone of $840.
Narrative Discussion of Summary Compensation Table
Base Salary. Each named executive officer’s base salary is a fixed component of compensation for each year for performing specific job duties and functions. Historically, we have established annual base salary rates for Mr. Wylie, Ms. Courkamp and Mr. Sawyer, subject in each case to their employment agreements, at a level necessary to retain the individual’s services and we have reviewed base salaries on an annual basis at the end of each year. We have historically made adjustments to the base salary rates of the named executive officers upon consideration of any factors that our board deems relevant, including but not limited to (i) any increase or decrease in the executive’s responsibilities, (ii) the executive’s job performance and (iii) the level of compensation paid to executives of other companies with which we compete for executive talent, as estimated based on publicly available information and the experience of members of the board and management.
Incentive Compensation Plan for Senior Executive Officers. In March 2018, our board adopted the First Western Financial Inc. Named Executive Officers (“NEO”) Discretionary Incentive Compensation Plan also known as the First Western Financial, Inc. Incentive Plan for Senior Executive Officers (the “Cash Incentive Plan”). The purpose of the Cash Incentive Plan is to motivate the Company’s eligible senior executive officers to improve shareholder value by linking a portion of their cash compensation to the Company’s financial performance, reward participants for superior individual performance, and help attract and retain key associates. A participant’s incentive opportunity under the Cash Incentive Plan is based upon three factors: satisfaction of pre-established goals for the fiscal year, the Company’s financial performance over the fiscal year, and the participant’s individual performance over the fiscal year.
The 2022 Cash Incentive Plan awards for the NEOs were based on fiscal year 2021 performance compared to pre-established Gross Revenue, Operating EPS, and Pre-Tax Pre-Provision Earnings goals. While the Cash Incentive Plan follows objective payout formulas, the Compensation Committee retains discretion to pay awards above the formulaic outcome where it believes performance warrants. The Compensation Committee continues to review and adjust the metrics utilized in the Cash Incentive Plan to ensure continued appropriateness and alignment with the Bank’s strategic goals and interests of shareholders.
Stock-Based Compensation Awards. Stock-based compensation awards may consist of options to acquire shares of our common stock, restricted stock awards, restricted stock units and/or performance stock units issued pursuant to the 2016 Plan, which, as described more fully below, allows the Compensation Committee to establish the terms and conditions of the awards, subject to the terms of the 2016 Plan. The Compensation Committee believes that equity awards provide a significant retention and incentive value, while further strengthening the alignment of interests between management and shareholders. As such, for 2022, the Compensation Committee elected to grant the NEOs a mix of restricted stock units and performance stock units. The restricted stock units will vest in equal installments over a five-year service period so long as the recipient remains employed by the Company through the applicable vesting dates. The performance stock units will vest, if at all, from 0% to 150% of the target award based on Company achievement of pre-established average annual Operating EPS goals over a three-year performance period, followed by a two-year continued service requirement.
401(k) Plan. Our named executive officers may elect to participate in our 401(k) plan, which is designed to provide retirement benefits to all eligible associates. Our 401(k) plan provides our associates with the opportunity to save for retirement on a tax-deferred basis, and permits our associates to defer between 1% and 100% of their compensation to the 401(k) plan, subject to applicable statutory limits. We have the option to make discretionary matching contributions or any additional contributions in accordance with our policy.
Health and Welfare Benefits. Our named executive officers are eligible to participate in our standard health and welfare benefits program, which offers medical, dental, vision, life, accident and disability coverage, on the same terms and conditions generally available to our other associates.
Independent Compensation Consultant. The Compensation Committee engaged Alvarez & Marsal as its independent compensation consultant in 2022 to provide the following:
•information relating to the selection of the Company’s peer group and recommendations for determining an appropriate peer group for the Company;

•benchmark compensation data for the Company’s Chief Executive Officer, Chief Financial Officer and other named executive officers;
•recommendations concerning the compensation of Company’s Chief Executive Officer, Chief Financial Officer and other named executive officers; and
•advice regarding the peer group companies’ incentive plan designs and structure for comparison against the Company’s current incentive plan structures.
Alvarez & Marsal did not provide additional services other than compensation consulting to the Compensation Committee. The Compensation Committee conducted an assessment of potential conflicts of interest and independence issues for Alvarez & Marsal and no conflicts of interest or independence issues relating to Alvarez & Marsal’s services were identified by the Compensation Committee.
Stock Ownership Guidelines
    Our Board of Directors and management believe strongly in linking executive long-term rewards to stockholder value. In 2023, our board has established stock ownership guidelines applicable to our executive officers and other key position holders.
The following associates are required to hold the numbers of shares equal to the multiple of base salary set forth below:

Individual/Group	Stock Ownership Target
Chief Executive Officer	6 times annual base salary
Chief Operating Officer, Chief Financial Officer	4 times annual base salary
Other Senior Executive Officers	2 times annual base salary
Other specified senior managers of our Profit Centers	1 times annual base salary

The guidelines provide that executives have five years to satisfy the ownership requirements. After the five-year period, executives who have not met their minimum stock ownership requirement are limited to selling up to 50% of net shares received upon stock option exercises and any PSU and RSU vesting until they achieve their required ownership level.
Employment Agreements
We have entered into employment agreements with Mr. Wylie, Ms. Courkamp and Mr. Sawyer. The following is a summary of the material terms of each such agreement.
Employment Agreement with Scott C. Wylie
Mr. Wylie is party to an employment agreement with the Company, which has been amended from time to time. The employment agreement has an evergreen provision and automatically renews for successive one-year terms unless either party provides written notice of its intent to not renew at least 90 days prior to the renewal date (in which case the term will end on the first anniversary of the renewal date). Under Mr. Wylie’s employment agreement, he is entitled to an annual base salary of no less than $450,000 and is eligible to receive an annual incentive payment governed by the terms set forth in the First Western Financial, Inc. Incentive Plan for Senior Executive Officers at the discretion of the Compensation Committee. During 2022, Mr. Wylie’s base salary was $575,000. Mr. Wylie is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with our established policies, and to participate in stock-based or other long-term incentive compensation programs at the discretion of the Compensation Committee. In addition, Mr. Wylie’s employment agreement provides for certain severance benefits in the event of a qualifying termination of employment and certain payments in connection with a “change in control” of the Company. See “Potential Payments upon a Termination of Employment or a Change in Control.”
Employment Agreement with Julie A. Courkamp
Ms. Courkamp is party to an employment agreement with the Company, which has been amended from time to time. The employment agreement has an evergreen provision and automatically renews for successive one-year terms unless either party provides written notice of its intent not to renew at least 90 days prior to the renewal date (in which case the term will end on the first anniversary of the renewal date). Ms. Courkamp’s employment agreement provides that, she is entitled to an annual base salary of no less than $300,000, which shall be reviewed annually and increased as appropriate for market changes, and is eligible to receive an annual incentive payment governed by the terms set forth in the First Western Financial, Inc. Incentive Plan for Senior Executive Officers. During 2022, Ms. Courkamp’s base salary was $350,000. Ms. Courkamp is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with our established policies and to participate in stock-based or other long-term incentive compensation programs at the discretion of the Compensation Committee. In addition, Ms. Courkamp’s employment agreement provides for certain severance benefits in the event of a qualifying termination of employment and certain payments in connection with a “change in control” of the Company. See “Potential Payments upon a Termination of Employment or a Change in Control.”
Employment Agreement with John Sawyer
On April 8, 2020, we entered into an employment agreement with Mr. Sawyer. The employment agreement has an evergreen provision and automatically renews for successive one-year terms unless either party provides written notice of its intent not to renew at least 90 days prior to the renewal date (in which case the term will end on the first anniversary of the renewal date). Under Mr. Sawyer’s employment agreement, he is entitled to an annual base salary of no less than $300,000, which shall be reviewed annually and increased as appropriate for market changes, and is eligible to receive an annual incentive payment governed by the terms set forth in the First Western Financial, Inc. Incentive Plan for Senior Executive Officers. During 2022, Mr. Sawyer’s base salary was $320,000. Mr. Sawyer is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with our established policies and to participate in stock-based or other long-term incentive compensation programs at the discretion of the Compensation Committee. In addition, Mr. Sawyer’s employment agreement provides for certain severance benefits in the event of a qualifying termination of employment and certain payments in connection with a “change in control” of the Company. See “Potential Payments upon a Termination of Employment or a Change in Control.”
April 2023 Amendments to Executive Employment Agreements

On April 26, 2023, the Board approved amended and restated employment agreements with each of Mr. Wylie, Ms. Courkamp, and Mr. Sawyer. The amended and restated employment agreements amend their existing employment agreements to (among other things) more closely align their cash- and equity-based severance compensation to current market practice based on the competitive market data compiled by Alvarez & Marsal. Pursuant to these amended and restated employment agreements, if the covered executive is terminated without “cause” or resigns for “good reason”, in each case before or more than twenty-four (24) months following a “change in control” of the Company, the covered executive is entitled to receive (a) salary continuation severance in the aggregate amount equal to one times (two times in the case of Mr. Wylie) his or her “base amount” (generally the sum of (i) the executive’s base salary at termination and (ii) the greater of the executive’s annual target bonus at termination or the executive’s average annual bonus for each of the three fiscal years ended immediately before his or her termination) and (b) prorated vesting of the covered executive’s outstanding equity awards, with any performance vesting conditions determined based on performance as of the covered executive’s termination date. If the covered executive is terminated without “cause” or resigns for “good reason”, in each case within twenty-four months following a “change in control” of the Company, the covered executive’s cash severance will instead be a lump sum payment equal to two times (2.99 times in the case of Mr. Wylie) the executive’s “base amount” and the covered executive will be fully vested in all of his or her then-outstanding equity awards, with any performance vesting condition(s) deemed achieved at the “target” level. In the case of Mr. Wylie, his amended and restated employment agreement also increased the duration of his non-competition and non-solicitation restrictive covenants to two years following his termination.

Potential Payments upon a Termination of Employment or a Change in Control
Below we have described the severance and other change in control benefits to which Mr. Wylie, Ms. Courkamp and Mr. Sawyer would be entitled upon a termination of employment and in connection with certain terminations of their employment or a change in control.

Termination of Employment without Cause or Resignation with Good Reason. The employment agreements with Mr. Wylie, Ms. Courkamp, and Mr. Sawyer provide for severance benefits if the executive is terminated without “cause” or if the executive resigns with “good reason” (as each of those terms is defined in the applicable employment agreement). In such circumstances, the executive shall be entitled to be paid in accordance with the Company’s standard payroll practice: (i) all accrued compensation and benefits, (ii) one year’s base salary, (iii) one years’ target bonus and (iv) COBRA benefits.
Change in Control. The employment agreements with Mr. Wylie, Ms. Courkamp, and Mr. Sawyer provide for severance benefits if the Company undergoes a change in control, and within twenty-four months of such change in control the executive is terminated without “cause” or resigns for “good reason” (as each of those terms is defined in the applicable employment agreement). In such circumstances, the executive shall be entitled to be paid in a lump sum: (i) all accrued compensation and benefits, (ii) two years’ base salary, (iii) two years’ target bonus and (iv) COBRA benefits.

Outstanding Equity Awards at Fiscal Year End
The following table provides information for each of our named executive officers regarding outstanding equity awards held by the named executive officers as of December 31, 2022.

	Option awards				Stock awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (14)
Scott C. Wylie	15,000	—	$20.00	7/1/2024	3,261	(2)	$91,797
	16,500	—	25.00	12/23/2025	16,304	(3)	458,958
	—	—	—	—	12,010	(4)	338,082
	—	—	—	—	20,016	(5)	563,450
	—	—	—	—	6,865	(6)	193,250
	—	—	—	—	11,441	(7)	322,064
	—	—	—	—	11,297	(8)	318,011
	—	—	—	—	14,121	(9)	397,506
	—	—	—	—	10,935	(10)	307,820
	—	—	—	—	16,402	(11)	461,716

Julie A. Courkamp	3,000	—	20.00	9/1/2023	1,268	(2)	35,694
	2,500	—	20.00	7/1/2024	3,170	(3)	89,236
	3,000	—	25.00	12/23/2025	3,003	(4)	84,534
	—	—	—	—	5,004	(5)	140,863
	—	—	—	—	4,291	(6)	120,792
	—	—	—	—	7,151	(7)	201,301
	—	—	—	—	3,116	(8)	87,715
	—	—	—	—	3,895	(9)	109,644
	—	—	—	—	3,016	(10)	84,900
	—	—	—	—	4,524	(11)	127,351
	—	—	—	—	377	(12)	10,613
	—	—	—	—	565	(13)	15,905

John E. Sawyer	—	—	—	—	1,000	(1)	28,150
	—	—	—	—	1,218	(2)	34,287
	—	—	—	—	3,043	(3)	85,660
	—	—	—	—	3,003	(4)	84,534
	—	—	—	—	5,004	(5)	140,863
	—	—	—	—	1,948	(8)	54,836
	—	—	—	—	2,434	(9)	68,517
	—	—	—	—	1,885	(10)	53,063
	—	—	—	—	2,827	(11)	79,580

(1)Time Vesting Units granted on January 1, 2018, vest, if at all, in two equal installments on January 1, 2021, and January 1, 2023. If the holder’s employment is terminated for cause or the holder resigns for other than good reason, unvested units are immediately forfeited. If employment is terminated for any reason other than cause, or if the holder resigns for good reason, the remaining unvested shares vest immediately. In the event of a change in control in which stock-based awards are not assumed, continued or substituted, the board may elect to immediately vest the awards or cancel the awards and deliver in cash or securities an amount equal to the number of shares of stock covered by the award multiplied by the formula or fixed price per share paid to holders of shares of stock pursuant to the change in control.
(2)Time Vesting Units granted on May 1, 2019, vest, if at all, 20% on each grant date anniversary for five years. If the holder’s employment is terminated for cause or the holder resigns for other than good reason, unvested units are immediately forfeited. If employment is terminated for any reason other than cause, or if the holder resigns for good reason, the remaining unvested shares vest immediately. In the event of a change in control in which stock-based awards are not assumed, continued or substituted, the board may elect to immediately vest the awards or cancel the awards and deliver in cash or securities an amount equal to the number of shares of stock covered by the award multiplied by the formula or fixed price per share paid to holders of shares of stock pursuant to the change in control.
(3)Financial Performance Units granted on May 1, 2019 are earned pursuant to defined financial performance criteria covering the period ending on December 31, 2021. The number of shares presented assumes the target performance will be achieved. If the holder’s employment is terminated, all unvested Financial Performance Units will be immediately forfeited. In the event of a change in control during the holder’s continuous employment with the Company, the amount of Financial Performance Units earned shall be determined according to the current threshold amount detailed in Note 12—Shareholders’ Equity in the accompanying notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, based on a truncated performance period ending immediately prior to such change in control, and the number of Financial Performance Units earned shall immediately vest in full. If the change in control occurs following the performance determination date, the number of Financial Performance Units earned as of the performance determination date shall immediately vest in full.
(4)Time Vesting Units granted on May 1, 2020, vest, if at all, 20% on each grant date anniversary for five years. If the holder’s employment is terminated for cause or the holder resigns for other than good reason, unvested units are immediately forfeited. If employment is terminated for any reason other than cause, or if the holder resigns for good reason, the remaining unvested shares vest immediately. In the event of a change in control in which stock-based awards are not assumed, continued or substituted, the board may elect to immediately vest the awards or cancel the awards and deliver in cash or securities an amount equal to the number of shares of stock covered by the award multiplied by the formula or fixed price per share paid to holders of shares of stock pursuant to the change in control.
(5)Financial Performance Units granted on May 1, 2020 are earned pursuant to defined financial performance criteria covering the period ending on December 31, 2022. The number of shares presented assumes the target performance will be achieved. If the holder’s employment is terminated, all unvested Financial Performance Units will be immediately forfeited. In the event of a change in control during the holder’s continuous employment with the Company, the amount of Financial Performance Units earned shall be determined according to the current threshold amount detailed in Note 12—Shareholders’ Equity in the accompanying notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, based on a truncated performance period ending immediately prior to such change in control, and the number of Financial Performance Units earned shall immediately vest in full. If the change in control occurs following the performance determination date, the number of Financial Performance Units earned as of the performance determination date shall immediately vest in full.
(6)Time Vesting Units granted on November 18, 2020, vest, if at all, 20% on each grant date anniversary for five years. If the holder’s employment is terminated for cause or the holder resigns for other than good reason, unvested units are immediately forfeited. If employment is terminated for any reason other than cause, or if the holder resigns for good reason, the remaining unvested shares vest immediately. In the event of a change in control in which stock-based awards are not assumed, continued or substituted, the board may elect to immediately vest the awards or cancel the awards and deliver in cash or securities an amount equal to the number of shares of stock covered by the award multiplied by the formula or fixed price per share paid to holders of shares of stock pursuant to the change in control.
(7)Financial Performance Units granted on November 18, 2020 are earned pursuant to defined financial performance criteria covering the period ending on December 31, 2022. The number of shares presented assumes the target performance will be achieved. If the holder’s employment is terminated, all unvested Financial Performance Units will be immediately forfeited. In the event of a change in control during the holder’s continuous employment with the Company, the amount of Financial Performance Units earned shall be determined according to the current threshold amount detailed in Note 12—Shareholders’ Equity in the accompanying notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, based on a truncated performance period ending immediately prior to such change in control, and the number of Financial Performance Units earned shall immediately vest in full. If the change in control occurs following the performance determination date, the number of Financial Performance Units earned as of the performance determination date shall immediately vest in full.
(8)Time Vesting Units granted on May 3, 2021, vest, if at all, 20% on each grant date anniversary for five years. If the holder’s employment is terminated for cause or the holder resigns for other than good reason, unvested units are immediately forfeited. If employment is terminated for any reason other than cause, or if the holder resigns for good reason, the remaining unvested shares vest immediately. In the event of a change in control in which stock-based awards are not assumed, continued or substituted, the board may elect to immediately vest the awards or cancel the awards and deliver in cash or securities an amount equal to the number of shares of stock covered by the award multiplied by the formula or fixed price per share paid to holders of shares of stock pursuant to the change in control.

(9)Financial Performance Units granted on May 3, 2021 are earned pursuant to defined financial performance criteria covering the period ending on December 31, 2023. The number of shares presented assumes the target performance will be achieved. If the holder’s employment is terminated, all unvested Financial Performance Units will be immediately forfeited. In the event of a change in control during the holder’s continuous employment with the Company, the amount of Financial Performance Units earned shall be determined according to the current threshold amount detailed in Note 12—Shareholders’ Equity in the accompanying notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, based on a truncated performance period ending immediately prior to such change in control, and the number of Financial Performance Units earned shall immediately vest in full. If the change in control occurs following the performance determination date, the number of Financial Performance Units earned as of the performance determination date shall immediately vest in full.
(10)Time Vesting Units granted on May 2, 2022, vest, if at all, 20% on each grant date anniversary for five years. If the holder’s employment is terminated for cause or the holder resigns for other than good reason, unvested units are immediately forfeited. If employment is terminated for any reason other than cause, or if the holder resigns for good reason, the remaining unvested shares vest immediately. In the event of a change in control in which stock-based awards are not assumed, continued or substituted, the board may elect to immediately vest the awards or cancel the awards and deliver in cash or securities an amount equal to the number of shares of stock covered by the award multiplied by the formula or fixed price per share paid to holders of shares of stock pursuant to the change in control.

(11)Financial Performance Units granted on May 2, 2022 are earned pursuant to defined financial performance criteria covering the period ending on December 31, 2024. The number of shares presented assumes the target performance will be achieved. If the holder’s employment is terminated, all unvested Financial Performance Units will be immediately forfeited. In the event of a change in control during the holder’s continuous employment with the Company, the amount of Financial Performance Units earned shall be determined according to the current threshold amount detailed in Note 12—Shareholders’ Equity in the accompanying notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, based on a truncated performance period ending immediately prior to such change in control, and the number of Financial Performance Units earned shall immediately vest in full. If the change in control occurs following the performance determination date, the number of Financial Performance Units earned as of the performance determination date shall immediately vest in full.

(12)Time Vesting Units granted on November 2, 2022, vest, if at all, 20% on each grant date anniversary for five years. If the holder’s employment is terminated for cause or the holder resigns for other than good reason, unvested units are immediately forfeited. If employment is terminated for any reason other than cause, or if the holder resigns for good reason, the remaining unvested shares vest immediately. In the event of a change in control in which stock-based awards are not assumed, continued or substituted, the board may elect to immediately vest the awards or cancel the awards and deliver in cash or securities an amount equal to the number of shares of stock covered by the award multiplied by the formula or fixed price per share paid to holders of shares of stock pursuant to the change in control.

(13)Financial Performance Units granted on November 2, 2022 are earned pursuant to defined financial performance criteria covering the period ending on December 31, 2024. The number of shares presented assumes the target performance will be achieved. If the holder’s employment is terminated, all unvested Financial Performance Units will be immediately forfeited. In the event of a change in control during the holder’s continuous employment with the Company, the amount of Financial Performance Units earned shall be determined according to the current threshold amount detailed in Note 12—Shareholders’ Equity in the accompanying notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, based on a truncated performance period ending immediately prior to such change in control, and the number of Financial Performance Units earned shall immediately vest in full. If the change in control occurs following the performance determination date, the number of Financial Performance Units earned as of the performance determination date shall immediately vest in full.

(14)Market value calculated based on the closing price of our common stock on December 30, 2022.

First Western Financial, Inc. 2008 Stock Incentive Plan
On March 31, 2008, our Board of Directors adopted the First Western Financial, Inc. 2008 Stock Incentive Plan (referred to as the ‘‘2008 Plan’’). The 2008 Plan was adopted with the intent to enhance the Company’s ability to attract and retain highly qualified officers, directors, key associates and other persons, and to motivate such persons to serve the Company with maximum effort to improve its business results and earnings by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the Company’s operations and future success. To this end, the 2008 Plan provided for the grant of stock options and restricted stock. The 2008 Plan was frozen in connection with the adoption of the 2016 Plan and no new awards may be granted under the 2008 Plan. As of December 31, 2022, there were options outstanding to acquire 184,165 shares of our common stock under the 2008 Plan.
First Western Financial, Inc. 2016 Omnibus Incentive Plan (‘‘the 2016 Plan’’)
The 2016 Plan was adopted by our board on December 7, 2016, and approved by our shareholders on April 19, 2017. In connection with our initial public offering, our board amended the 2016 Plan to conform the 2016 Plan to certain tax law changes made by the Tax Cuts and Jobs Act of 2017 and to reflect the terms described herein. The 2016 Plan is designed to promote the long-term financial success of the Company and its subsidiaries by attracting and retaining key associates and other individuals, and highly qualified officers and directors, by offering a competitive compensation program that is linked to the performance of our common stock. The 2016 Plan is also intended to further align the interests of our directors and management with the interests of our shareholders through increasing the ownership interests of directors and officers in the Company. Each employee, director, consultant or other personal service provider of the Company or any of its subsidiaries is eligible to receive awards under the 2016 Plan, except that non-employees that are not directors may not be granted incentive stock options.
There were a total of 329,035 shares of common stock available for issuance under the 2016 Plan as of December 31, 2022. Shares of our common stock covered by options outstanding under the 2008 Plan that are forfeited or expire will be transferred to the 2016 Plan and increase the number of shares available for issuance under the 2016 Plan. As of December 31, 2022, there were 184,165 options outstanding under the 2008 Plan, all of which could be transferred to the 2016 Plan if such options are forfeited or expire unexercised. Any shares of our common stock delivered under the 2016 Plan will consist of authorized but unissued shares.
To the extent that an award granted under the 2016 Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the award, settled in cash or otherwise terminated without delivery of the shares to the participant, the shares retained by or returned to us will not be deemed to have been delivered under the 2016 Plan, and will be available for future awards under the 2016 Plan. Shares that are withheld from an award in payment of the exercise or purchase price or taxes relating to such award, or not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right also will not be deemed to have been delivered under the 2016 Plan, and will be available for future awards under the 2016 Plan.
The 2016 Plan provides for the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, cash performance awards and stock awards.
April 2023 Amendment and Restatement of the First Western Financial, Inc. 2016 Omnibus Incentive Plan (‘‘the 2016 Plan’’)

On April 26, 2023, the Board approved an amendment and restatement of the 2016 Plan to provide for continued vesting of Awards held by a “retirement eligible employee” following his or her “retirement”. “Retirement” is defined as a retirement eligible employee’s voluntary resignation if certain conditions are met, including: (a) the retirement eligible employee has provided at least one year advanced written notice of resignation to the Company; (b) the retirement eligible employee enters into a non-compete agreement or a non-solicitation agreement if the retirement eligible employee is not subject to a non-compete agreement or a non-solicitation agreement, as applicable, at the time of retirement; and (c) the retirement eligible employee delivering and not revoking general release and waiver on a form approved by the Company. A “retirement eligible employee” is generally defined as an employee who has attained age 65 and completed 10 years of employment with Company and its Subsidiaries.

Director Compensation
Decisions regarding our non-employee director compensation program are approved by our full Board of Directors based on recommendations from the Compensation Committee. In making its recommendations, the Compensation Committee considers the director compensation practices of peer companies and whether such recommendations align with the interests of our shareholders with respect to total compensation and each element thereof. Our compensation program for non-employee directors is designed to:
•appropriately compensate directors for the work required at a company of First Western’s size, growth, and dynamic and evolving business model;
•align directors’ interest with the long-term interests of First Western’s shareholders; and
•make meaningful adjustments every few years, rather than small annual adjustments.

The following table sets forth information regarding 2022 compensation for each of our non-employee directors:

Name	Fees Earned or Paid in Cash	Stock Awards	Total
Julie A. Caponi	$44,500	$25,000	$69,500
David R. Duncan	30,100	25,000	55,100
Thomas A. Gart	34,500	25,000	59,500
Patrick H. Hamill	32,100	25,000	57,100
Luke A. Latimer	40,500	25,000	65,500
Scott C. Mitchell	39,500	25,000	64,500
Eric D. Sipf	33,900	25,000	58,900
Mark L. Smith	39,200	25,000	64,200
Joseph C. Zimlich	33,600	25,000	58,600

Each of the directors serves on both the Company and the Bank boards and board committees. In addition to the four meetings for the Company during 2022, there were six Bank board meetings; the compensation reflected above is inclusive of the Bank meetings. Non-employee directors are also reimbursed for their travel, lodging and related expenses incurred in connection with attending board, committee and shareholder meetings and other designated Company events.
Non-employee director fees for 2022 included a cash amount per committee and board meeting, annual cash retainers, and an annual stock-based retainer. Stock-based compensation was issued in the form of restricted stock units subject to time-based vesting which vest, if at all, in equal installments of 20% on the anniversary of the grant date, assuming continuous service through the scheduled vesting dates. Non-employee Bank director fees for 2022 were based upon meeting attendance. No additional compensation was paid to our directors for service as a director on the Bank’s board. The following table sets forth information on a per meeting basis.

Description	Amount(1)
Annual board retainer per director(2)	$45,000
Per board meeting attended	800
Annual audit committee chairperson retainer	8,000
Annual compensation committee chairperson retainer	5,000
Annual governance committee chairperson retainer	5,000
Annual audit committee and trust member retainers	5,000
Annual compensation and governance committee member retainers	4,000
Per meeting audit committee and trust chairpersons	800
Per meeting compensation and governance committee chairpersons	700
Per meeting member	500

(1)All amounts are payable in cash unless otherwise noted.
(2)$25,000 payable in the form of restricted stock units and $20,000 payable in cash.

Members of our Board of Directors that are also associates of the Company or the Bank do not receive compensation for services provided as a director or for their attendance at board meetings. Annual board compensation is recommended by the Compensation Committee and approved by the board of directors of the Company. Directors are also entitled to the protection provided by the indemnification provisions in our amended and restated articles of incorporation and amended and restated bylaws, and, to the extent that they are also directors of the Bank, the articles of incorporation, as amended, and bylaws, as amended, of the Bank.
Director Stock Ownership Policy
To align the interests of our directors and shareholders, our Board of Directors believes that directors should hold a significant financial stake in First Western. Consequently, our Corporate Governance Guidelines require that non-employee directors own First Western common stock with a value of $250,000 (approximately equal in value to a minimum of five times their base annual retainer) within five years of joining the board. After the five-year period, directors who have not met their minimum stock ownership requirement are limited to selling up to 50% of net shares received upon stock option exercises and any PSU and RSU vesting until they achieve their required ownership level.
Compensation Policies and Practices and Risk Management
We do not believe any risks arise from our compensation policies and practices for our executive officers and other employees that are reasonably likely to have a material adverse effect on our operations, results of operations or financial condition.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2022.

	(A)		(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options or vesting of outstanding restricted stock grants		Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by shareholders	705,672	(1)	$22.76	329,035	(2)
Equity compensation plans not approved by shareholders	—		—	—
Total	705,672			329,035
(1)Includes (i) 184,165 shares of common stock reserved for issuance pursuant to outstanding stock options under the 2008 Plan and (ii) 521,507 shares of common stock reserved for issuance pursuant to restricted stock unit awards under the 2016 Plan.
(2)Pursuant to the terms of the 2008 Plan and 2016 Plan, any shares of Common Stock subject to outstanding awards originally granted under the 2008 Plan or 2016 Plan that are canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the award, settled in cash or otherwise terminated without delivery of the shares to the participant, will become available for future issuance pursuant to the 2016 Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, the Bank or us in the ordinary course of business. These transactions include deposits, loans, and other financial services related transactions. Related person transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Our loans and deposits with these parties have been made and accepted in compliance with applicable regulations and our written policies. We expect to continue to have such transactions on similar terms and conditions with such officers, directors and shareholders and their affiliates in the future.
We lease office spaces from entities controlled by Mr. Gart, one of our directors. During the years ended December 31, 2022 and 2021, we paid $230,000 and $199,000, respectively, related to these leases.
The Company employs Brian Weldon as a Market President of the Bank. Mr. Weldon is the son-in-law of Scott C. Wylie, our Chairman, Chief Executive Officer and President. In 2022 and 2021, Mr. Weldon’s total compensation was $229,631 and $226,096 respectively, which consisted of salary, bonus, 401(k) match, and benefits.
Transactions by us with related persons are subject to regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders).
In addition, our Board of Directors has adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and Nasdaq rules concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $100,000 and a related person has or will have a direct or indirect material interest. Related persons of the Company include directors, executive officers, beneficial holders of more than five percent of our capital stock and the immediate family members of these persons. Our executive management team, in consultation with outside counsel, as appropriate, will review potential related person transactions to determine if they are subject to the policy. If so, the transaction will be referred to a committee of the board for approval. The committee of the board shall review the related person transaction in accordance with the criteria set forth in policy, taking into account all of the relevant facts and circumstances available to the committee of the board. Based on the conclusions reached, the committee of the board shall evaluate all options, including, without limitation, approval, ratification, amendment or termination of the related person transaction or, with respect to any related person transaction that is no longer pending or ongoing, rescission and/or disciplinary action. Approval of such transactions shall be given only if it is determined by the committee of the board that such transaction is in, or not inconsistent with, the best interests of the Company and our shareholders.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF THE COMPANY
The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of April 13, 2023, by (1) directors and named executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Company’s common stock and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.
Beneficial ownership is determined in accordance with rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names. Unless otherwise noted, the address for each Director and Named Executive Officer listed on the table below is: c/o First Western Financial, Inc., 1900 16th Street, Suite 1200, Denver, Colorado 80202.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (15)
5% Stockholders
The Banc Funds Company, L.L.C.(1) 20 North Wacker Drive, Suite 3300 Chicago, IL 60606	728,386	7.7%

Named Executive Officers and Directors
Julie A. Caponi(2)	15,776	*
Julie A. Courkamp(3)	21,558	*
David R. Duncan(4)	58,338	*
Thomas A. Gart(5)	97,375	1.0
Patrick H. Hamill(6)	166,686	1.8
Luke A. Latimer(7)	53,497	*
Scott C. Mitchell(8)	3,539	*
John E. Sawyer(9)	19,052	*
Eric D. Sipf(10)	196,527	2.1
Mark L. Smith(11)	55,217	*
Scott C. Wylie(12)	759,924	8.0
Joseph C. Zimlich(13)	241,898	2.5
All directors, executive officers and other reportable insiders, as a group (14 persons)(14)	1,701,101	17.7
*    Represents beneficial ownership of less than 1%.
(1)Based on a Schedule 13G/A filed by The Banc Funds Company, L.L.C. with the SEC on February 7, 2023, which reported that it is the beneficial owner of 728,386 shares and that it has sole voting power with respect to 728,386 of such shares, shared voting power with respect to none of such shares, sole disposition power with respect to 728,386 of such shares and shared disposition power with respect to none of such shares.
(2)Consists of (i) 15,031 shares of common stock jointly held by Ms. Caponi and her spouse and (ii) 745 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 13, 2023.

(3)Consists of (i) 9,966 shares of common stock held by Ms. Courkamp, (ii) 8,500 shares of common stock issuable upon the exercise of stock options within 60 days of April 13, 2023, and (iii) 3,092 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 13, 2023.
(4)Consists of (i) 35,612 shares of common stock held by Mr. Duncan, (ii) 12,160 shares of common stock held by Sara C. Duncan Marital Trust of which Mr. Duncan serves as the trustee, (iii) 9,821 shares of common stock issuable upon the exercise of stock options within 60 days of April 13, 2023, and (iv) 745 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 13, 2023.
(5)Consists of (i) 16,953 shares of common stock held by Mr. Gart, (ii) 72,909 shares of common stock held by Gart Investments of which Mr. Gart serves as the Managing Partner, (iii) 6,768 shares of common stock issuable upon the exercise of stock options within 60 days of April 13, 2023, and (iv) 745 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 13, 2023.
(6)Consists of (i) 156,689 shares of common stock held by Mr. Hamill, (ii) 9,252 shares of common stock issuable upon the exercise of stock options within 60 days of April 13, 2023, and (iii) 745 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 13, 2023.
(7)Consists of (i) 48,956 shares of common stock held by Mr. Latimer, (ii) 3,796 shares of common stock issuable upon the exercise of stock options within 60 days of April 13, 2023, and (iii) 745 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 13, 2023.
(8)Consists of (i) 3,194 shares of common stock held by Mr. Mitchell and (ii) 345 shares of common stock held by Mr. Mitchell issuable upon the settlement of restricted stock within 60 days of April 13, 2023.
(9)Consists of (i) 11,878 shares of common stock held by Mr. Sawyer, (ii) 4,700 shares of common stock held by the Mary R. Sawyer Trust of which Mr. Sawyer disclaims beneficial ownership, and (iii) 2,474 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 13, 2023.
(10)Consists of (i) 179,416 shares of common stock held by Mr. Sipf, (ii) 7,086 shares of common stock held by the Eric & Susan Sipf Family Foundation of which Mr. Sipf serves as Chairman, (iii) 9,280 shares of common stock issuable upon the exercise of stock options within 60 days of April 13, 2023, and (iv) 745 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 13, 2023.
(11)Consists of (i) 45,035 shares of common stock held by Mr. Smith, (ii) 9,437 shares of common stock issuable upon the exercise of stock options within 60 days of April 13, 2023, and (iii) 745 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 13, 2023.
(12)Consists of (i) 701,839 shares of common stock held by Mr. Wylie, (ii) 13,941 shares of common stock held by Mr. Wylie’s individual retirement account, (iii) 2,000 shares held by the Wylie Family Foundation of which Mr. Wylie serves as President and Trustee, (iv) 31,500 shares of common stock issuable upon the exercise of stock options within 60 days of April 13, 2023, and (v) 10,644 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 13, 2023. Mr. Wylie has pledged 677,425 shares as collateral to secure outstanding debt obligations.
(13)Consists of (i) 19,638 shares of common stock held by Mr. Zimlich, (ii) 13,901 shares of common stock jointly held by Mr. Zimlich and his spouse, (iii) 90,146 shares of common stock held by Bohemian Investments, LLC of which Mr. Zimlich serves as the sole Managing Member, (iv) 108,597 shares of common stock held by BOCO Investments, LLC of which Mr. Zimlich serves as the President of the Managing Member, (v) 8,871 shares of common stock issuable upon the exercise of stock options within 60 days of April 13, 2023, and (vi) 745 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 13, 2023.
(14)Consists of (i) 1,579,952 shares of common stock directly and beneficially owned by our directors, executive officers, and other reportable insiders, (ii) 97,225 shares of common stock issuable upon the exercise of stock options within 60 days of April 13, 2023, and (iii) 23,924 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 13, 2023.
(15)Percentages are based on 9,507,564 shares of common stock issued and outstanding as of April 13, 2023. For purposes of computing the percentage of outstanding common stock held by any individual listed in this table, any common stock that such person has the right to acquire pursuant to the exercise of a stock option and shares of common stock issuable upon the settlement of restricted stock that are exercisable or will vest within 60 days of April 13, 2023, are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act, requires our directors and executive officers and persons who own more than 10 percent of our outstanding common stock to file reports of ownership and changes in ownership of our equity securities, including our common stock, with the SEC. Such persons are required by the SEC’s regulations to furnish us with copies of all reports they file pursuant to Section 16.
Based solely on a review of the reports furnished to us and on written representations from reporting persons, we believe that one transaction which was required to be reported under Section 16(a), was not reported timely during the fiscal year ended December 31, 2022. The Form 4 required to be filed on November 4, 2022 by Ms. Courkamp relating to the vesting of restricted stocks was not timely filed, but was filed on November 22, 2022.

AUDIT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.
The Audit Committee oversees the Company’s financial reporting process on behalf of the board. Management has the primary responsibility for preparing the Company’s financial statements and the reporting process, including developing, maintaining and evaluating the Company’s internal control over financial reporting in accordance with generally accepted accounting principles, or GAAP. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2022, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee discussed with Crowe LLP their audit of the Company’s 2022 financial statements, including the Company’s internal control over financial reporting. During 2022, the Audit Committee met with Crowe LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee discussed with Crowe LLP the matters required to be discussed pursuant to auditing standards adopted by the Public Company Accounting Oversight Board, or PCAOB, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also discussed with Crowe LLP the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter from Crowe LLP required by the PCAOB, considered the compatibility of non-audit services with the auditors’ independence and concluded that the auditor’s independence had been maintained.
Based on its review and discussions noted above, the Audit Committee recommended to the Company’s board that the audited financial statements be included in the annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2022.
The Audit Committee of the Board of Directors
Julie A. Caponi (Chairman)
Eric D. Sipf
Luke A. Latimer

Independent Auditor
The Audit Committee has recommended Crowe LLP as our independent auditors to audit the consolidated financial statements of the Company for the 2023 fiscal year. Crowe LLP served as our independent auditors for the 2022 fiscal year and reported on the Company’s consolidated financial statements for that year.
Audit Committee Pre-Approval
The Audit Committee’s charter establishes a policy and related procedures regarding the Audit Committee’s authority to approve, in advance, all auditing services (which, if applicable, may include providing comfort letters in connection with securities underwritings), and non-audit services that are otherwise permitted by law (including tax services, if any) that are provided to the Company by its independent auditors (which approval is made after receiving input from the Company’s management, if desired). The Audit Committee may also delegate to one or more of its members the authority to pre-approve auditing services and non-audit services that are otherwise permitted by law, provided that each such pre-approval decision is presented to the full Audit Committee at or before its next scheduled meeting. In addition, the Audit Committee has the authority to review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein.

Fees Billed by Independent Registered Public Accounting Firm
The Audit Committee has reviewed the following audit and non-audit fees billed to the Company by Crowe LLP for 2022 and 2021 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence, and concluded that such fees did not impair Crowe LLP’s independence. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by Crowe LLP before the services are performed, including all of the services described under “Audit Fees” and “Audit-Related Fees,” “Tax Fees” and “All Other Fees” below. The Audit Committee has pre-approved all of the services provided by Crowe LLP in accordance with the policies and procedures described in the section titled “—Audit Committee Pre-Approval.”

	For the Year Ended December 31,
	2022	2021
Audit Fees(1)	$762,500	$690,000
Audit-Related Fees(2)	—	59,700
Tax Fees(3)	70,295	59,250
All Other Fees(4)	3,807	3,855
Total Fees	$836,602	$812,805
(1)Audit fees consist of the aggregate fees billed for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K, the audit of internal control over financial reporting, and a review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements for those years.
(2)Audit-related fees includes issuance of consent letters for relevant SEC filings and other services not required by stature or regulation.
(3)Tax fees consist of the aggregate fees billed for tax consulting and tax preparation services.
(4)Fees incurred related to accounting research subscription.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
If a shareholder desires to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2024 annual meeting of shareholders, such proposal and supporting statements, if any, must be received by us at the Company’s principal executive office no later than January 4, 2024. Any such proposal must comply with the requirements of Rule 14a-8.
In addition, our amended and restated bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business, other than nomination of directors, to be properly brought before a meeting, notice must be received by the Secretary of the Company at the address below not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. The Secretary of the Company, therefore, must receive notice of any business to be considered at our 2024 annual meeting of shareholders, no earlier than February 8, 2024, and no later than March 9, 2024. Additionally, for nominations of persons for election to the board to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the address below, not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. The Secretary of the Company, therefore, must receive notice of shareholder nomination for candidates no earlier than February 8, 2024, and no later than March 9, 2024.
All notices to us must also provide certain information set forth in the Company’s amended and restated bylaws. A copy of the Company’s amended and restated bylaws may be obtained upon written request to the Secretary of the Company.
Shareholder proposals and nominations should be submitted to the Secretary of the Company at First Western Financial, Inc., 1900 16th Street, Suite 1200, Denver, Colorado 80202, Attention: Corporate Secretary.

OTHER MATTERS
The board does not intend to bring any other matter before the annual meeting and does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matter does properly come before the annual meeting or any adjournment or postponement thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.
You are cordially invited to attend the annual meeting. Regardless of whether you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By Order of the Board of Directors,
Scott C. Wylie

Scott C. Wylie Chairman, Chief Executive Officer and President

Denver, Colorado
April 27, 2023

APPENDIX A - GAAP RECONCILIATION AND MANAGEMENT EXPLANATION OF NON-GAAP FINANCIAL MEASURES
Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed in this proxy statement as being non-GAAP financial measures. We classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our Statements of Income, Balance Sheets or Statements of Cash Flows.
The non-GAAP financial measures that we discuss in this proxy statement should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this proxy statement may differ from that of other companies, reporting measures with similar names. The following tables present reconciliations of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

	As of December 31,
(Dollars in thousands)	2022	2021	2020	2019	2018
Gross revenue
Total income before non-interest expense	$107,934	95,408	$92,615	$63,997	$57,602
Less: unrecognized gains/(losses) recognized on equity securities	342	(21)	15	21	(15)
Less: net loss on loans accounted for under the fair value option	(891)	—	—	—	—
Less: net gain on equity interests	7	489	—	119	—
Less: net gain on sale of assets	—	—	—	183	—
Less: net gain on loans held for sale	(12)	—	—	—	—
Plus: provision for loan losses	$3,682	1,230	4,682	662	180
Gross revenue	$112,170	$96,170	$97,282	$64,336	$57,797

	As of December 31,
(Dollars in thousands, except share and per share data)	2022	2021	2020	2019	2018
Tangible common book value per share & Gross revenue
Total shareholders’ equity	$240,864	$219,041	$154,962	$127,678	$116,875
Less: goodwill and other intangibles, net	32,104	31,902	24,258	19,714	25,213
Less: intangibles held for sale	—	—	—	3,553	—
Tangible common equity	$208,760	$187,139	$130,704	$104,411	$91,662
Common shares outstanding, end of period	9,495,440	9,419,271	7,951,773	7,940,168	7,968,420
Tangible common book value per share	$21.99	$19.87	$16.44	$13.15	$11.50

	For the Year Ended December 31,
(Dollars in thousands, except share and per share data)	2022	2021	2020	2019	2018
Adjusted net income available to common shareholders
Net income available to common shareholders	$21,698	$20,610	$24,534	$8,009	$4,269
Plus: acquisition related expenses	1,223	4,101	684	—	—
Less: income tax impact	303	889	176	—	—
Adjusted net income available to shareholders	$22,618	$23,822	$25,042	$8,009	$4,269
Weighted average outstanding shares, diluted	9,713,623	8,235,178	7,961,904	7,914,961	6,754,258
Adjusted diluted earnings per common share	$2.33	$2.89	$3.15	$1.01	$0.63

	For the Year Ended December 31,
(Dollars in thousands)	2022	2021	2020	2019	2018
Diluted pre-tax earnings per share
Non-Mortgage income before income tax	$31,139	$21,378	$12,086	$6,152	$8,664
Plus: Acquisition-related expenses	1,223	4,101	684	—	—
Mortgage income before income tax	(2,311)	5,902	20,978	4,040	(1,242)
Less: income tax expense including acquisition tax effect	7,432	7,673	8,705	2,183	1,775
Net income available to common shareholders	$22,619	$23,708	$25,043	$8,009	$5,647
Diluted weighted average shares	9,713,623	8,235,178	7,961,904	7,914,961	5,586,620
Non-Mortgage Segment Diluted Pre-Tax Earnings Per Share	$3.33	$3.09	$1.60	$0.78	$1.55
Consolidated Diluted Pre-Tax Earnings Per Share	3.09	3.81	4.24	1.29	1.33

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/06/2023 for shares held directly and by 11:59 P.M. ET on 06/04/2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/06/2023 for shares held directly and by 11:59 P.M. ET on 06/04/2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors:

Nominees

01) Julie A. Caponi
02) Julie A. Courkamp
03) David R. Duncan
04) Thomas A. Gart
05) Patrick H. Hamill
06) Luke A. Latimer
07) Scott C. Mitchell
08) Eric D. Sipf
09) Mark L. Smith
10) Scott C. Wylie
11) Joseph C. Zimlich

The Board of Directors recommends you vote FOR the following proposal:

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000602007_1 R1.0.0.6

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com

**FIRST WESTERN FINANCIAL, INC.**
**Annual Meeting of Shareholders**
**June 7, 2023 4:00 PM**
**This proxy is solicited by the Board of Directors**

The shareholder(s) hereby appoint(s) Scott C. Wylie and Julie A. Courkamp, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to present and vote, as designated on the reverse side of this ballot, all the shares of common stock of First Western Financial, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 4:00 PM MT on June 7, 2023, at First Western Financial, Inc.'s corporate offices, located at 1900 Sixteenth Street, Suite 1200, Denver, Colorado 80202, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the nominees for director in proposal 1 and FOR proposal 2. If any other matter is properly presented at the Annual Meeting of Shareholders or any adjournment or postponement thereof, this proxy will be vote in the named proxies' discretion on such matter.**

**The shareholder(s) acknowledge(s) receipt of the related Notice of Annual Meeting and Proxy Statement, dated April 27, 2023, accompanying this proxy.**

0000602007_2 R1.0.0.6

**Continued and to be signed on reverse side**